As filed with the Securities and Exchange Commission on November 1, 2021

Registration No. 333-236482

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FREECAST, INC.

(Exact name of registrant as specified in its charter)

Florida	7990	45-2787251
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

6901 TPC Drive, Suite 200

Orlando, Florida 32822

(407) 374-1607

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

William A. Mobley, Jr., Chief Executive Officer

FreeCast, Inc.

6901 TPC Drive, Suite 200

Orlando, Florida 32822

(407) 374-1607

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Jeffery A. Bahnsen, Esq	Barry I. Grossman, Esq.
Bahnsen Legal Group, PLLC	Sarah E. Williams, Esq.
131 NE 1st Avenue, Suite 100	Matthew Bernstein, Esq.
Boca Raton, Florida 33432	Ellenoff Grossman & Schole LLP
(727) 888-3026	1345 Avenue of the Americas New York, New York 10105
(212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value	$23,000,000	$2,132.10
Representative Warrants(4)
Common Stock Underlying Representative Warrants(5)	$2,024,000	$187.62
Total	$25,024,000	$2,319.72	(5)

(1)	Includes Common Stock that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(4)	No registration fee pursuant to Rule 457(g) under the Securities Act.

(5)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 110% of the public offering price. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative Warrant is $2,024,000, which is equal to 110% multiplied by 8% of $23,000,000 (110% of $1,840,000).

(6)	The registrant previously paid $2,379.24 of registration fees in connection with the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion,

Preliminary Prospectus dated

[_______________], 2021

FREECAST, INC.

           shares of common stock (par value, $0.0001)

This is our initial public offering of common stock. No public market currently exists for our common stock. We anticipate the initial public offering price will be between $           and $           per share.

We are selling            shares of common stock.

We have applied to list our common stock on the Nasdaq Capital Market, or Nasdaq, under the symbol “CAST.” No assurance can be given that our application will be approved. If our common stock is not approved for listing on Nasdaq, we will not consummate this offering.

We expect to be a “controlled company” under Nasdaq corporate governance standards because more than 50% of the voting power of our common stock following the completion of this offering will be held by Nextelligence, Inc., which is majority owned and controlled by our Chief Executive Officer. As a “controlled company,” we are permitted to, and will, elect not to comply with certain Nasdaq corporate governance standards, including majority “independent director” requirements and certain requirements relating to independent compensation and nominating committees. Accordingly, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Stock Market.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced reporting requirements for this prospectus and other filings with the Securities and Exchange Commission after this offering. See “Prospectus Summary—Emerging Growth Company Status.”

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 5 of this prospectus before purchasing shares of our common stock.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us, before expenses	$	$

(1)	The underwriter will receive compensation in the form of warrants to purchase up to ____ shares of common stock (assuming the over-allotment option is fully exercised) at an exercise price equal to 110% of the public offering price in addition to the underwriting discounts and commissions. We have also agreed to reimburse the underwriters for certain expenses. See “Underwriting” beginning on page 64.

We have granted the underwriters the right to purchase up to additional shares of our common stock at the public offering price per share, less the underwriting discount, for 45 days after the date of this prospectus to cover over-allotments, if any. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $ and the additional proceeds to us, before expenses, from the over-allotment option exercise will be $ .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on           , 2021.

The date of this prospectus is                     , 2021.

Sole Book-Running Manager

Maxim Group LLC

Neither we nor the underwriter has authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our common stock means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy shares of common stock in any circumstances under which the offer or solicitation is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

We and the underwriters are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside of the United States.

i

Market, Industry and Other Data

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

Among others, we refer to estimates compiled by the following industry sources:

●	(https://www.emarketer.com/content/us-digital-video-2020)

●	(https://www.nielsen.com/us/en/insights/report/2021/total-audience-advertising-across-todays-media/)

Trademarks and Service Marks

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus before investing in our common stock.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “FreeCast®,” “Company,” “we,” “us” and “our” or similar references mean FreeCast, Inc.

Our Company

We are an entertainment-based content discovery, aggregation and management company that provides SmartGuide® digital interactive technology for consumers to organize today’s numerous sources of online media similar to a traditional on-screen television, or TV, guide. Initially, we licensed our technology to Telebrands Corp., or Telebrands, who distributed subscriptions to consumers through retailers under the brand known as Rabbit TV from 2012 through 2016. In July 2016, we began offering our product directly to consumers under our own brand, SelectTV. At that time, subscriptions to SelectTV were strictly available for purchase and redemption online. In October 2019, we began selling subscriptions to SelectTV as a direct-to-consumer retail product in the form of a packaged “cord cutting kit” through TV Infomercials, utilizing a toll free phone number and ecommerce ordering system, with delivery of the product to consumers via the United States (U.S.) Postal Service.

We also distribute numerous licenses to retail, device manufacturers/distributors (mobile, tablets, set top boxes, “smart” TV’s, streaming equipment, gaming systems), as well as private labelling for hotel/hospitality, broadband carriers, telecommunications, and promotion companies.

Since our inception in 2011, we have sold nearly four million subscriptions including our current and legacy products. Sales that occurred during this period were predominately a result of legacy Rabbit TV sales, which was in line with our expectations, and declined over this time. During the same period, we operated as a “pre-revenue” growth company, and with investment debt, have been able to progress from our dependence on a single license with Telebrands for revenue to a multiple license model with many more retail options. We currently generate most of our revenue through subscription fees. Going forward, we intend to generate revenue through multiple avenues in addition to subscription fees, such as licensing, advertising and reseller referral fees.

As Rabbit TV and Rabbit TV Plus were no longer marketed directly to consumers, in 2021 we transitioned the subscribers of Rabbit TV and Rabbit TV Plus to SelectTV in order to eliminate the cost associated with maintaining that independent platform that continued to lose subscriptions annually. As a result, our 436,028 subscribers as of June 30, 2021 represent all SelectTV subscribers including promotional subscribers, transitioned subscribers of Rabbit TV and Rabbit TV Plus as well as paid SelectTV subscribers. We will continue to report our total subscriber base, as all subscribers, promotional or paid, generate revenue through multiple avenues, such as licensing, advertising and reseller referral fees.

Immediately following a five-year exclusive Distribution Agreement we had with Telebrands that expired on December 31, 2017, we sought to redevelop our technology services from a single license to a multi-license platform. Over the next two years we experimented with a myriad of online marketing and sales programs yielding varied results. In late 2019, we ultimately settled on a retail solution, evolving the online SelectTV brand into a consumer-packaged "cord cutter kit," focusing on sales via TV Infomercials, which we did in partnership with Mel Arthur and Kevin Harrington (of Home Shopping Network and Shark Tank, respectively). The TV Infomercials were also utilized as an awareness campaign and positioning for big box retailer distribution. We set the base price for the packaged kit at $19.95 plus shipping, which includes one year of service and optional upgrade years. This price point represents a typical TV Infomercial price point for consumers. The kits were delivered by mail to consumers.

The basis of our service platform is our proprietary content aggregation technology that automatically crawls the Internet to locate commercial-quality entertainment content from thousands of sources, including free, paid and subscription-based content. Additionally, we subscribe to the top entertainment data services such as Gracenote (owned by Nielson) and Guidebox/Reelgood whom provide real-time updates. Our technology then sorts through and manages all available commercial-quality digital media, including both live and on-demand video from free, subscription and pay-per-view (PPV) services. All of this information is then incorporated into our interactive SmartGuide presented to consumers in a familiar easy-to-use cable-like TV guide via the Internet and as a software application, on all Wi-Fi enabled devices.

Because we link subscribers directly to third-party content sources and in no way manipulate, store, retransmit or distribute this content, we are not subject to licensing fees or restrictions by third-party content suppliers. We are not responsible for the availability or content of these external websites, nor do we endorse, warrant or guarantee the products, services or information described or offered. All logos and trademarks used in the guide are the sole property of their respective owners. We believe that this is a complementary relationship in which we directly supply free traffic to content suppliers, much like the print-based model employed by TV Guide in past decades.

SmartGuide technology is currently available on computers, “smart” phones, tablets, streaming devices and “smart” TV’s. It is available directly to consumers, branded as SelectTV, and will also be distributed by third parties, both as SelectTV and under other licensed brand names and partnerships.

Our strategy is to grow our SmartGuide subscription business domestically and globally via wholesale licensing agreements with: (i) manufacturers of “smart” TVs, mobile phones and streaming devices; (ii) bandwidth providers; (iii) hospitality locations; and (iv) online communities of users. We work constantly to improve the customer experience, with a focus on expanding the content catalogued by our technology, enhancing our user interface and extending our service to even more Internet-connected devices. Our growth strategy also includes offering our packaged and newly named “Streaming TV Kit” through a third party's physical stores.

Relationship with Nextelligence, Inc.

On June 30, 2011, we entered into a Technology License and Development Agreement, which was amended and restated on October 19, 2012, amended on July 1, 2013 and amended and restated a second time on July 31, 2014, and effective as of July 1, 2014 (as amended, the “Technology Agreement”), with Nextelligence, Inc., or Nextelligence, which is majority owned and controlled by William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman of our board of directors. The Technology Agreement, which terminates on June 30, 2054, provides us with an exclusive license to a web-based application that installs in the end-user’s browser and any supported email functions or chat functions with search and certain other features (the “Technology”) from Nextelligence and for Nextelligence to provide all further development, improvement, modification, maintenance, management and enhancement services related to the Technology.

Controlled Company Status

Upon the completion of this offering, we expect that our common stock will be listed on the Nasdaq Stock Market, or Nasdaq. We expect to be a “controlled company” under Nasdaq corporate governance standards because more than 50% of the voting power of our common stock following the completion of this offering will be held by Nextelligence, Inc. A “controlled company” may elect not to comply with certain Nasdaq corporate governance standards, including the requirements that: (i) we have a majority of our board of directors consists of “independent directors,” as defined under Nasdaq rules; (ii) we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (iii) we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Following this offering, in reliance upon the foregoing exemptions, a majority of our board of directors will not consist of independent directors, we will not have a nominating and corporate governance committee, and our compensation committee will not be composed entirely of independent directors. Further, the compensation committee will not have a written charter addressing the committee’s purpose and responsibilities. We may use any of these exemptions for so long as we are a controlled company. Accordingly, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers and have not included a compensation discussion and analysis (CD&A) of our executive compensation programs in this prospectus. In addition, for so long as we are an “emerging growth company,” we will not be required to:

●	engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes–Oxley Act of 2002, or Sarbanes–Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (PCAOB) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” or

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an “emerging growth company” can use the extended transition period for complying with new or revised accounting standards, which we have elected to take advantage of.

We will remain an “emerging growth company” until the earliest to occur of:

●	our reporting $1.07 billion or more in annual gross revenues;

●	our issuance, in a three-year period, of more than $1 billion in non-convertible debt;

●	the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; or

●	June 30, 2027.

Our Corporate Information

We were incorporated on June 21, 2011 in the State of Florida. Our principal executive offices are located at 6901 TPC Drive, Suite 200 Orlando, Florida 32822. Our telephone number is (407) 374-1607. We maintain a website at www.FreeCast.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

Trademark and Service Mark Notice

FreeCast, SmartGuide and SelectTV are registered service marks of FreeCast, Inc. We use these registered service marks in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, and trade names referred to in this prospectus are listed without the ® and ™ symbols.

THE OFFERING

Common stock being offered by us	shares

Common stock outstanding immediately before this offering	shares

Common stock outstanding after this offering	shares (or shares if the underwriters exercise the option to purchase additional shares in full).

Over-allotment option	We have granted to the underwriters an option to purchase up to an additional _______________ shares of common stock to cover over-allotments, if any, at the applicable public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. The underwriters may exercise this option in full or in part at any time and from time to time until 45 days after the date of this prospectus.

Representative Warrants	Upon the closing of this offering, we have agreed to issue to Maxim, as representative to the underwriters in this offering (the “Representative”), warrants (the “Representative Warrants”) exercisable for a period of five years from the commencement of sales in this offering entitling the Representative to purchase 8% of the number of shares of common stock sold in this offering (including shares of common stock sold pursuant to the underwriters’ over-allotment option) at an exercise price equal to 110% of the public offering price. The warrants will be immediately exercisable and expire on the fifth anniversary of the commencement of sales of this offering. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Use of Proceeds	We expect to receive net proceeds, after deducting underwriting discounts and commissions and estimated expenses payable by us, of approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional shares in full), based on an assumed initial public offering price of $ per share, which is the midpoint of the price range set forth on the cover of this prospectus. We intend to use the net proceeds from this offering for working capital and other general corporate purposes, which may include financing our growth, developing new products, and funding capital expenditures, acquisitions and investments.

Dividend Policy	We do not anticipate paying any cash dividends on our common stock. In addition, we may incur indebtedness in the future that may restrict our ability to pay dividends. See “Dividend Policy” on page 21.

Proposed Nasdaq trading symbol	We have applied to list our common stock on the Nasdaq Capital Market under the symbol “CAST.” No assurance can be given that our application will be approved.

Risk Factors	The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

Lock-Up	In connection with our initial public offering, we, our directors, executive officers, and certain stockholders holding three percent (3%) or more of our common stock have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of 180 days following the closing of the offering of the shares. See “Underwriting” for more information.

The number of shares of our common stock to be outstanding after this offering is based on 34,873,376 shares outstanding as of June 30, 2021. The number of shares of our common stock to be outstanding after this offering does not take into account:

●	24,328,463 shares of common stock issuable upon the exercise of outstanding warrants as of June 30, 2021 at a weighted average exercise price of $0.53 per share.

●	1,792,176 shares of common stock issuable upon exercise of outstanding options, of which none have vested and are exercisable as of June 30, 2021, at a weighted average exercise price of $2.00 per share.

●	4,207,824 shares of common stock available for future issuance under our 2021 Incentive Award Plan.

●	shares of common stock issuable upon the exercise of Representative Warrants at an exercise price of $ per share.

●	8,423,968 shares of common stock issuable upon the exercise of outstanding convertible debt as of June 30, 2021 at a conversion price of $0.25 per share.

Unless otherwise noted, the information in this prospectus assumes that the underwriters do not exercise their over-allotment option.

SUMMARY FINANCIAL DATA

The following table presents our summary historical financial data for the periods presented and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus. The statements of operations data for the fiscal years ended June 30, 2021 and 2020 and the statements of financial condition data as of June 30, 2021 and 2020 are derived from our audited financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results to be expected in the future.

	Fiscal Year Ended June 30,
	2021	2020

Statements of Operations Data:
Total Revenue	$692,604	$606,807
Total Cost of Revenue	330,015	309,702
Total Operating Expenses	6,721,272	3,404,722
Loss From Operations	(6,358,683)	(3,107,617)
Total Other(Expense) Income	(280,863)	161,560
Net Loss	(6,639,546)	(2,946,057)
Net Loss per share, basic and diluted	(0.19)	(0.09)

The pro forma statement of financial condition data as of June 30, 2021 gives effect to this offering based on an assumed initial public offering price of $      per share, which is the midpoint of the range listed on the cover page of this prospectus.

	Fiscal Year Ended June 30,
	2021	2020
Balance Sheet Data:
Cash and Cash Equivalents	$309,760	$1,283,337
Accounts Receivable	73,699	10,003
Total Assets	1,629,046	1,628,248
Total Current Liabilities	2,460,991	2,865,811
Total Liabilities	4,748,660	3,886,843
Total Shareholders’ Equity (Deficit)	(3,119,614)	(2,258,595)

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the consolidated financial statements, the notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus before deciding whether to invest in shares of our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. If any of the following risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Relating to Our Business

We may not be able to continue as a going concern without additional financing, and if such financing is not available to us or is not available to us on acceptable terms, we may be forced to cease operations.

We have a limited operating history and have incurred recurring losses from operations. As of June 30, 2021, we have an accumulated a deficit of $22,416,519, and a stockholders’ deficit of $3,119,614. For the fiscal year ended June 30, 2021 and 2020, we incurred a net loss of $6,639,546 and $2,946,057, respectively. Our failure to generate sufficient revenues, effectively manage expenses or raise additional capital could adversely affect our ability to achieve our intended business objectives. These matters, among others, raise substantial doubt about our ability to continue as a going concern.

We funded our initial operations primarily through sales of common stock to accredited investors, debt financing, and exchange of common stock for services received by us. We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our shareholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct business. If we are not able to raise additional capital when required or on acceptable terms, we may have to: (i) significantly delay, scale back or discontinue the development or commercialization of SelectTV; (ii) seek collaborators for further development and commercialization of SelectTV; or (iii) relinquish or otherwise dispose of some or all of our rights to technologies or the products that we would otherwise seek to develop or commercialize.

Our SmartGuide relies on a technology that we license from Nextelligence, and any interruption of our rights as a licensee could have a significant adverse impact on some major aspects of our business, such as product development, customer retention and sales.

Our SmartGuide has been built on technology developed by Nextelligence and used by us pursuant to the Technology Agreement. Nextelligence is principally owned and controlled by William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman of our board of directors. The Technology Agreement provides that Nextelligence is obligated to provide all further development, improvement, modification, maintenance, management and enhancement services related to the technology in exchange for certain payments to Nextelligence by us. The Technology Agreement may be terminated if, among other things, we breach the Technology Agreement, if we become insolvent or subject to the bankruptcy laws, or if there is a change of control (as defined in the Technology Agreement). If we were not able to use the technology for any reason, it could have a significant adverse impact on some major aspects of our business, such as product development, customer retention and sales.

If our efforts to attract and retain subscribers are not successful, our business will be adversely affected.

Our ability going forward to attract and retain subscribers will depend on our ability to consistently provide a robust, valuable and quality experience for selecting and viewing TV shows, movies and channels and access to online radio stations. Furthermore, the relative service levels, content offerings, pricing and related features of competitors to our service may adversely impact our ability to attract and retain subscribers. If consumers do not perceive our service offering to be of value, or if we introduce new or adjust existing services that are not favorably received by them, we may not be able to attract subscribers. In addition, many of our subscribers are re-joining our service or originate from word-of-mouth advertising from existing subscribers. Our attracting and retaining subscribers may depend on our ability to:

●	offer a secure platform;

●	provide tools and services that meet the evolving needs of consumers;

●	provide a wide range of high-quality product and service offerings;

●	enhance the attractiveness of our platform;

●	maintain the quality of our customer service; and

●	continue adapting to the changing demands of the market.

If our efforts to satisfy our existing subscribers are not successful, we may not be able to attract new subscribers, and as a result, our ability to maintain or grow our business will be adversely affected. Subscribers cancel their subscription to our service for many reasons, including a perception that they do not use the service sufficiently, the need to cut household expenses, availability of content is limited, competitive services provide a better value or experience and customer service issues are not satisfactorily resolved. We must continually add new subscribers both to replace subscribers who cancel and to grow our business beyond our current subscriber base. If too many of our subscribers cancel our service, or if we are unable to attract new subscribers in numbers sufficient to grow our business, our operating results will be adversely affected. If we are unable to successfully compete with current and new competitors in both retaining our existing subscribers and attracting new subscribers, our business will be adversely affected. Further, if excessive numbers of subscribers cancel our service, we may be required to incur significantly higher marketing expenditures than we currently anticipate in order to replace these subscribers with new subscribers.

If we are not able to continue to innovate or if we fail to adapt to changes in our industry, our business, financial condition and results of operations would be materially and adversely affected.

The market for online video, radio and games is characterized by rapidly changing technology, evolving industry standards, new service and product introductions and changing customer demands. Although we have developed new products and services in order to meet customer demands, new technologies and evolving business models for delivery of entertainment video continue to develop at a fast pace and we may not be able to keep up with all of the changes. Consumers are afforded various means for consuming online video, radio and games. The various economic models underlying these differing means of entertainment video delivery include subscription, pay-per-view, ad-supported and piracy-based models. Several competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. New entrants may enter the market with unique service offerings or approaches to distributing online video, radio and games and other companies also may enter into business combinations or alliances that strengthen their competitive positions. The changes and developments taking place in our industry may also require us to re-evaluate our business model and adopt significant changes to our long-term strategies and business plan. If we are unable to successfully or profitably compete with current and new competitors, programs and technologies, our business will be adversely affected, and we may not be able to increase or maintain market share, revenues or profitability.

We may not be able to maintain or grow our revenue or our business.

Since the beginning of fiscal year 2019, we have been focused on investing in and developing new technologies, which we anticipate will drive future growth and give us a sustainable revenue stream. In addition, we have transitioned to a “multi license” model from a ’single-license’ model. We believe that the new technology, coupled with our new sales and marketing strategy focused on our retail go-to-market strategy, will enable us to grow our revenue, as we are no longer limited by a single licensed vendor to sell our products. However, there can be no assurance that we will be able to sell sufficient subscriptions to fund our operations in the future. In addition, our growth may become stagnant for many other reasons, including decreasing consumer spending, increasing competition, slowing growth of the consumption of online video, radio and games, changes in government policies or general economic conditions.

If we are not able to manage our growth, our business could be adversely affected.

We are currently engaged in an effort to grow our service by introducing online access renewal, developing new products, expanding internationally and to residents of rural areas. As we undertake all these changes, if we are not able to manage the growing complexity of our business, including improving, refining or revising our systems and operational practices, our business may be adversely affected.

If our efforts to build strong brand identity and improve subscriber satisfaction and loyalty are not successful, we may not be able to attract or retain subscribers, and our operating results may be adversely affected.

We must continue to build and maintain strong brand identity for our products and services, which have expanded over time. We believe that strong brand identity will be important in attracting subscribers. If our efforts to promote and maintain our existing brands and brands we develop in the future are not successful, our operating results and our ability to attract subscribers may be adversely affected. From time to time, our subscribers express dissatisfaction with our service, including, among other things, title availability, processing and service interruptions. To the extent dissatisfaction with our service is widespread or not adequately addressed, our brand may be adversely impacted and our ability to attract and retain subscribers may be adversely affected. With respect to our planned international expansion, we will also need to establish our brand and to the extent we are not successful, our business in new markets would be adversely impacted.

If we are unable to manage the mix of subscriber acquisition sources, our subscriber levels and marketing expenses may be adversely affected.

We utilize a broad mix of marketing programs to promote our service to potential new subscribers. We obtain new subscribers through our online marketing efforts, including paid search listings, banner ads, text links and permission-based e-mails. In addition, we have engaged in various offline marketing programs, including TV and radio advertising, direct mail and print campaigns, consumer package and mailing insertions. We maintain an active public relations program to increase awareness of our service and drive subscriber acquisition. We opportunistically adjust our mix of marketing programs to acquire new subscribers at a reasonable cost with the intention of achieving overall financial goals. If we are unable to maintain or replace our sources of subscribers with similarly effective sources, or if the cost of our existing sources increases, our subscriber levels and marketing expenses may be adversely affected.

If we are unable to continue using our current marketing channels, our ability to attract new subscribers may be adversely affected.

We may not be able to continue to support the marketing of our service by current means if such activities are no longer available to us, become cost prohibitive or are adverse to our business. If companies that currently promote our service decide that we are negatively impacting their business, that they want to compete more directly with our business or enter a similar business or decide to exclusively support our competitors, we may no longer be given access to such marketing through them. In addition, if advertising rates increase, we may curtail marketing efforts or otherwise experience an increase in our marketing costs. Laws and regulations impose restrictions on the use of certain channels, including commercial e-mail and direct mail. We may limit or discontinue use or support of e-mail and other activities if we become concerned that subscribers or potential subscribers deem such activities intrusive, which could affect our goodwill or brand. If the available marketing channels are curtailed, our ability to attract new subscribers may be adversely affected.

Although we do not distribute content through our service, if we are sued for content accessed through our service, our results of operations would be adversely affected.

Although we do not distribute content through our service, we face potential liability for negligence, copyright, patent or trademark infringement or other claims based on content accessed through our service. We also may face potential liability for content uploaded from our users in connection with our community-related content or reviews. If we become liable for such activities, then our business may suffer. Litigation to defend these claims could be costly and the expenses and damages arising from any liability could harm our results of operations. We cannot assure you that we are insured or indemnified to cover claims of these types or liability that may be imposed on us.

We rely upon a number of partners to offer our service.

We currently offer subscribers the ability to easily navigate available sources of online video, radio and games and consume such media through their computers and other Internet-connected devices. If we are not successful in maintaining existing and creating new relationships with content providers, or if we encounter technological, content licensing or other impediments to our ability to organize content, our ability to grow our business could be adversely impacted. Furthermore, mobile devices and TV’s are manufactured and sold by entities other than FreeCast and while these entities should be responsible for the devices’ performance, the connection between these devices and FreeCast may nonetheless result in consumer dissatisfaction toward FreeCast and such dissatisfaction could result in claims against us or otherwise adversely impact our business.

Any significant disruption in our computer systems or those of third-parties that we utilize in our operations could result in a loss or degradation of service and could adversely impact our business.

Subscribers and potential subscribers access our service through our Web site or their TVs, computers, game consoles, or streaming or mobile devices. Our reputation and ability to attract, retain and serve our subscribers are dependent upon the reliable performance of our computer systems and those of third-parties that we utilize in our operations. Interruptions in these systems, or with the Internet in general, including discriminatory network management practices, could make our service unavailable or degraded. Much of our software is proprietary, and we rely on the expertise of our engineering and software development teams for the continued performance of our software and computer systems. Service interruptions, errors in our software or the unavailability of computer systems used in our operations could diminish the overall attractiveness of our service to existing and potential customers.

Our servers and those of third-parties we use in our operations are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations as well as loss, misuse or theft of data. Our Web site periodically experiences directed attacks intended to cause a disruption in service. Any attempts by hackers to disrupt our service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Our insurance does not cover expenses related to attacks on our Web site or internal systems. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our service or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

We utilize our own communications and computer hardware systems located either in our facilities or in that of a third-party Web hosting provider. In addition, we utilize third-party Internet-based or “cloud” computing services in connection with our business operations. Problems faced by our third-party Web hosting or cloud computing providers, including technological or business-related disruptions, could adversely impact the experience of our subscribers. In addition, fires, floods, earthquakes, power losses, telecommunications failures, break-ins and similar events could damage these systems and hardware or cause them to fail completely. As we do not maintain entirely redundant systems, a disrupting event could result in prolonged downtime of our operations and could adversely affect our business.

We rely upon third parties to host certain aspects of our service and any disruption of, or interference with, our use of such third-party services would impact our operations and our business would be adversely impacted.

We make use of a number of services provided by third parties, including distributed computing infrastructure platform for business operations, or what is commonly referred to as a cloud computing service. We have architected our software and computer systems so as to utilize data processing, storage capabilities and other services provided by such third parties. Given this, along with the fact that we cannot easily switch our operations to other providers, any disruption of or interference with our use of current service providers would impact our operations and our business would be adversely impacted.

We rely heavily on our proprietary technology to locate and organize online video, radio and games and to manage other aspects of our operations, and the failure of this technology to operate effectively could adversely affect our business.

We continually enhance or modify the technology used for our operations. We cannot be sure that any enhancements or other modifications we make to our operations will achieve the intended results or otherwise be of value to our subscribers. Future enhancements and modifications to our technology could consume considerable resources. If we are unable to maintain and enhance our technology, our ability to retain existing subscribers and to add new subscribers may be impaired. In addition, if our technology or that of third-parties we utilize in our operations fails or otherwise operates improperly, our ability to retain existing subscribers and to add new subscribers may be impaired. Also, any harm to our subscribers’ personal computers or other devices caused by software used in our operations could have an adverse effect on our business, results of operations and financial condition.

Privacy concerns could limit our ability to leverage our subscriber data and our disclosure of or unauthorized access to subscriber data could adversely impact our business and reputation.

In the ordinary course of business and, in particular, in connection with merchandising our service to our subscribers, we collect and utilize data supplied by our subscribers. We currently face certain legal obligations regarding the manner in which we treat such information. Other businesses have been criticized by privacy groups and governmental bodies for attempts to link personal identities and other information to data collected on the Internet regarding users’ browsing and other habits. Increased regulation of data utilization practices, including self-regulation or findings under existing laws, that limit our ability to use collected data, could have an adverse effect on our business. In addition, if unauthorized access to our subscriber data were to occur or if we were to disclose data about our subscribers in a manner that was objectionable to them, our business reputation could be adversely affected, and we could face potential legal claims that could impact our operating results.

Our reputation and relationships with subscribers would be harmed if our subscriber data, particularly billing data, were to be accessed by unauthorized persons.

We maintain personal data regarding our subscribers, including names and, in many cases, mailing addresses. With respect to billing data, such as credit card numbers, we rely on licensed encryption and authentication technology to secure such information. We take measures to protect against unauthorized intrusion into our subscribers’ data. If, despite these measures, we, or our payment processing services, experience any unauthorized intrusion into our subscribers’ data, current and potential subscribers may become unwilling to provide the information to us necessary for them to become subscribers, we could face legal claims, and our business could be adversely affected. Similarly, if a well-publicized breach of the consumer data security of any other major consumer Web site were to occur, there could be a general public loss of confidence in the use of the Internet for commerce transactions which could adversely affect our business.

In addition, we do not obtain signatures from subscribers in connection with the use of credit cards by them. Under current credit card practices, to the extent we do not obtain cardholders’ signatures, we are liable for fraudulent credit card transactions, even when the associated financial institution approves payment of the orders. From time to time, fraudulent credit cards are used on our Web site to obtain service. Typically, these credit cards have not been registered as stolen and are therefore not rejected by our automatic authorization safeguards. While we do have a number of other safeguards in place, we nonetheless experience some loss from these fraudulent transactions. We do not currently carry insurance against the risk of fraudulent credit card transactions. A failure to adequately control fraudulent credit card transactions would harm our business and results of operations.

We may not be able to protect our intellectual property rights.

We rely on a combination of trademark, fair trade practice, patent, copyright and trade secret protection laws, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We also enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our proprietary technology and information.

Intellectual property protection may not be sufficient and confidentiality agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights, including our rights under the Technology Agreement with Nextelligence. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we would prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Intellectual property claims against us could be costly and result in the loss of significant rights related to, among other things, our Web site, technology, title selection processes and marketing activities.

Trademark, copyright, patent and other intellectual property rights are important to us. Our intellectual property rights extend to our technology, business processes and the content on our Web site. We use the intellectual property of third-parties in merchandising our products and marketing our service through contractual and other rights. From time to time, third-parties allege that we have violated their intellectual property rights. If we are unable to obtain sufficient rights, successfully defend our use, or develop non-infringing technology or otherwise alter our business practices on a timely basis in response to claims against us for infringement, misappropriation, misuse or other violation of third-party intellectual property rights, our business and competitive position may be adversely affected. Many companies are devoting significant resources to developing patents that could potentially affect many aspects of our business. There are numerous patents that broadly claim means and methods of conducting business on the Internet. We have not searched patents relative to our technology. Defending ourselves against intellectual property claims, whether they are with or without merit or are determined in our favor, results in costly litigation and diversion of technical and management personnel. It also may result in our inability to use our current Web site and technology, or our inability to market our service or merchandise our products. As a result of a dispute, we may have to develop non-infringing technology, enter into royalty or licensing agreements, adjust our merchandising or marketing activities or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us.

If we are unable to protect our domain names, our reputation and brand could be adversely affected.

We currently hold various domain names relating to our brand, including freecast.com. Failure to protect our domain names could adversely affect our reputation and brand and make it more difficult for users to find our Web site and our service. The acquisition and maintenance of domain names generally are regulated by governmental agencies and their designees. The regulation of domain names in the United States may change in the near future. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable, without significant cost or at all, to prevent third-parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

We depend on key management as well as experienced and capable personnel generally, and any failure to attract, motivate and retain our staff could severely hinder our ability to maintain and grow our business.

We rely on the continued service of our senior management, including our founder and Chief Executive Officer and Chairman of our board of directors, William A. Mobley, Jr., other members of our executive team and other key employees to develop our products, services and solutions. In our industry, there is substantial and continuous competition for highly skilled business, product development, technical and other personnel. As a result, our human resources organization focuses significant efforts on attracting and retaining individuals in key technology positions. If we lose the services of any member of management or key personnel, and are unable to attract or locate suitable or qualified replacements, or otherwise hire talented personnel, we may incur additional expenses to recruit and train new staff, making it more difficult to meet our business objectives, which could severely disrupt our business and growth.

We cannot be assured we can obtain or retain third-party contractors for our specific services or development needs, which could disrupt our business operations or growth.

If we experience a substantial loss of, or an inability to attract, talented personnel, we may experience difficulty in meeting our business objectives.

Our brand name and our business may be harmed by aggressive marketing and communications strategies of our competitors.

Due to competition in our industry, we have been and may be the target of incomplete, inaccurate and false statements about our company and our services that could damage our and our management’s reputation and our brand and materially deter consumers from using our service. Our brand name and our business may be harmed if we are unable to promptly respond to our competitors’ misleading marketing efforts.

Risks Related to our Industry

Changes in consumer viewing habits, including more widespread usage of demand methods of entertainment video consumption could adversely affect our business.

The manner in which consumers seek entertainment online is changing rapidly. Digital cable, wireless and Internet content providers are continuing to improve technologies, content offerings, user interfaces and business models that allow consumers to access entertainment video-on-demand with interactive capabilities. The devices through which online video, radio and games can be consumed are also changing rapidly. For example, content from cable service providers may be viewed on laptops and mobile devices and content from Internet content providers may be viewed on TVs. If competitors providing similar services address the changes in consumer habits in a manner that is better able to meet content distributor and consumer needs and expectations, our business could be adversely affected.

Our business depends on continued and unimpeded access to the Internet at non-discriminatory prices, and Internet access providers and Internet backbone providers may be able to block, limit, degrade or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users.

Our products and services depend on the ability of our customers’ viewers to access the Internet, and certain of our customers’ products require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant and increasing market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies and mobile communications companies. Some of these providers have stated that they may take measures that could degrade, disrupt or increase the cost of user access by restricting or prohibiting the use of their infrastructure to support or facilitate offerings, or by charging increased fees to provide offerings, while others, including some of the largest providers of broadband Internet access services, have committed to not engaging in such behavior.

The ability of the FCC to regulate broadband Internet access services was called into question by an April 2010 ruling of the U.S. Court of Appeals for the D.C. Circuit. The FCC then proposed rules regulating broadband Internet access, but on January 14, 2014, the D.C. Circuit Court of Appeals struck down the net neutrality rules adopted by the FCC, determining that the FCC did not have the authority to issue or enforce net neutrality rules, as it had failed to identify certain service providers as “common carriers.” On February 26, 2015, the FCC approved a new rule that reclassifies broadband Internet access service as a telecommunication service and regulates broadband Internet access as a public utility (Title II Order). In 2016, a divided panel of the D.C. Circuit Court of Appeals upheld the Title II Order, concluding that the FCC’s classification of broadband Internet access service was permissible. However, under President Donald Trump’s administration, the FCC reversed course and in December 2017 adopted a new rule referred to as the Restoring Internet Freedom Order, which went into effect on June 11, 2018. The Restoring Internet Freedom Order (RIFO): (i) reinstated the information service classification of broadband Internet access service; (ii) reinstated the determination that mobile broadband Internet access service is not a commercial mobile service; and (iii) eliminated the Internet conduct standard and the non-exhaustive list of factors intended to guide application of that rule. On October 1, 2019, D.C. Circuit Court of Appeals upheld most provisions of the RIFO. One aspect of the RIFO that the court did not uphold relates to the FCC’s assertion that it could pre-empt state-level actions involving Net Neutrality and the Open Internet. More than 30 states have introduced bills to add their own net neutrality protections. The U.S. House of Representatives on April 10, 2019 passed a bill, called the Save the Internet Act, requiring internet service providers to treat all online content the same.

Unless either the Court overturns or Congress passes legislation that supersedes the FCC’s new rule, it is possible that broadband service providers could impose restrictions on bandwidth and service delivery that may adversely impact our download speeds or ability to deliver content over those facilities, or impose significant end user or other fees that could impact the cost of our services to end users, or our delivery costs. If no action is taken by the Court or Congress, current and future actions by broadband Internet access providers may also result in limitations on access to our services, a loss of existing users, or increased costs to us, our users or our customers, thereby impairing our ability to attract new users, or limiting our opportunities and models for revenue and growth.

Changes in how network operators handle and charge for access to data that travel across their networks could adversely impact our business.

We rely upon the ability of consumers to access our service through the Internet. To the extent that network operators implement usage-based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks by data providers, we could incur greater operating expenses and our subscriber acquisition and retention could be negatively impacted.

Most network operators that provide consumers with access to the Internet also provide these consumers with multichannel video programming. As such, companies like Comcast, Time Warner Cable and Cablevision have an incentive to use their network infrastructure in a manner adverse to our continued growth and success. While we believe that consumer demand, regulatory oversight and competition will help limit these incentives, to the extent that network operators are able to provide preferential treatment to their data as opposed to ours, our industry and business could be negatively impacted.

Risks Related to the Offering

An active trading market for our common stock may not develop, which may cause our common stock to trade at a discount from the initial offering price and make it difficult for you to sell the shares you purchase.

Prior to this offering, there has been no public trading market for our common stock. We cannot predict the extent to which investor interest in our company will lead to the development or maintenance of an active trading market. The initial public offering price per share of our common stock has been determined by agreement among us and the underwriters and may not be indicative of the price at which our common stock will trade in the public trading market after this offering. If an active trading market does not develop, there may be difficulty selling any shares of our common stock.

The offering price of our common stock may not be indicative of future market prices of our common stock.

The offering price of the shares of our common stock has been arbitrarily determined by us and should not be considered an objective indication of our actual value, as it bears no relationship to our assets, earnings, book value or any other objective financial statement criteria of value.

Our management will have considerable discretion as to the use of the net proceeds to be received by us from this offering, and such use may not improve our financial results or increase the trading price of our common stock.

We have not allocated a significant portion of the net proceeds to be received by us in this offering to any particular purpose, and our use of such proceeds will be based on our current growth strategies and business conditions. Our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our efforts to maintain profitability or increase the trading price of our common stock. The net proceeds from this offering, pending investment in operating assets or businesses, may be placed in investments that do not produce income or that lose value.

After this offering, William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman of our board of directors, individually and through Nextelligence, Inc., which is majority owned and controlled by him, will own or control in excess of      % of our outstanding common stock.

After this offering, William A. Mobley, Jr., our Chief Executive Officer and Chairman of our board of directors, individually and through Nextelligence, Inc., which is majority owned and controlled by him, will own or control in excess of       % of our outstanding common stock. As a result, Mr. Mobley is able to exercise significant influence over our company, including, but not limited to, any shareholder approvals for the election of our directors and, indirectly, the selection of our senior management, the amount of dividend payments, if any, our annual budget, increases or decreases in our share capital, new securities issuance, mergers and acquisitions and any amendments to our amended and restated articles of incorporation. Furthermore, this concentration of ownership may delay or prevent a change of control or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could decrease the market price of our shares.

Following this offering, we will be a “controlled company” as such term is defined in the rules of Nasdaq, and, therefore, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Upon the completion of this offering, we expect that our common stock will be listed on Nasdaq. We expect to be a “controlled company” under Nasdaq corporate governance standards because more than 50% of the voting power of our common stock following the completion of this offering will be held by Nextelligence, Inc. A “controlled company” may elect not to comply with certain Nasdaq corporate governance standards, including the requirements that: (i) we have a majority of our board of directors consists of “independent directors,” as defined under Nasdaq rules; (ii) we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (iii) we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Following this offering, in reliance upon the foregoing exemptions, a majority of our board of directors will not consist of independent directors, we will not have a nominating and corporate governance committee, and our compensation committee will not be composed entirely of independent directors. Further, the compensation committee will not have a written charter addressing the committee’s purpose and responsibilities. We may use any of these exemptions for so long as we are a controlled company. Accordingly, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

The market price of our common stock may be volatile, which could cause the value of your investment to decline.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as the factors listed below, some of which are beyond our control, could affect the market price of our common stock:

●	our failure to achieve actual operating results that meet or exceed guidance that we may have provided due to factors beyond our control, such as currency volatility and trading volumes;

●	future announcements concerning us or our competitors, including the announcement of acquisitions;

●	changes in government regulations or in the status of our regulatory approvals or licensure;

●	public perceptions of risks associated with our services or operations;

●	developments in our industry; and

●	general economic, market and political conditions and other factors that may be unrelated to our operating performance or the operating performance of our competitors.

If you purchase common stock sold in this offering, you will experience immediate and substantial dilution.

Based upon our audited financial statements at June 30, 2021, if you purchase common stock sold in this offering, you will experience immediate and substantial dilution of $      per share based on an offering price of $     , because the price that you pay per share will be greater than the net tangible book value per share. Our existing shareholders will experience an immediate increase in net tangible book value of $     per share. In addition, you may face additional dilution if we issue additional securities in the future to finance our operations.

If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our common stock adversely, or if we fail to achieve analysts’ earnings estimates, the market price and trading volume of our common stock could decline.

The trading market for our common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of the analysts who cover us or our industry make unfavorable comments about our market opportunity or business, the market price of our common stock would likely decline. If one or more of these analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the market price of our common stock or trading volume to decline. In addition, if we fail to achieve analysts’ earnings estimates, the market price of our common stock would also likely decline.

If we are unable to meet the continued listing requirements of Nasdaq, Nasdaq will delist our common stock.

Upon the consummation of this offering, our common stock will be listed on Nasdaq. In the future, if we are not able to meet Nasdaq’s continued listing standards, we could be subject to suspension and delisting proceedings. A delisting of our common stock and our inability to list on another national securities exchange could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

Because we do not intend to pay dividends for the foreseeable future, investors in the offering will benefit from their investment in shares only if our common stock appreciates in value.

We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and do not expect to pay any dividends in the foreseeable future. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. Our common stock may not appreciate in value or even maintain the price at which investors in this offering have purchased their shares.

We cannot predict our future capital needs. As a result, we may need to raise significant amounts of additional capital. We may be unable to obtain the necessary capital when we need it, or on acceptable terms, if at all.

Our business depends on the availability of adequate funding and access to capital. We currently anticipate that our available cash resources will be sufficient to meet our presently anticipated working capital and capital expenditure requirements for at least the next 12 months. We may need to raise additional funds to:

●	support more rapid expansion;

●	develop new or enhanced services and products;

●	respond to competitive pressures;

●	acquire complementary businesses, products or technologies; or

●	respond to unanticipated requirements.

Additional financing may not be available when needed on terms favorable to us.

For as long as we are an “emerging growth company,” we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are an “emerging growth company,” as defined in the Securities Act of 1933, as amended, or the Securities Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes–Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy and information statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and of shareholder approval of any golden parachute payments not previously approved. Because we intend to take advantage of these exemptions, some investors may find our common stock less attractive, which may result in a less active trading market for our common stock and our stock price may be more volatile.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period for complying with new or revised accounting standards.

We could remain an “emerging growth company” until June 30, 2027 or, if earlier: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion; (ii) if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of the second fiscal quarter of any fiscal year, the last day of such fiscal year; or (iii) the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding three-year period. If we are still a smaller reporting company (a company with a public float of less than $75 million) after we no longer qualify as an emerging growth company, we may be able to make use of some of the same exemptions (such as the exemption to the auditor attestation requirements of Section 404(b) of the Sarbanes–Oxley Act) as were available to us when we qualified as an emerging growth company.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

We are not currently required to comply with Section 404(a) of the Sarbanes–Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the U.S. Securities and Exchange Commission’s, or SEC’s, rules implementing Sections 302 and 404 of the Sarbanes–Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Although we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. However, as an “emerging growth company,” our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

In addition, to comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. Testing and maintaining internal control can divert our management’s attention from other matters that are important to the operation of our business. In addition, when evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. If we identify material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

In the past, we have had weaknesses in our internal control over financial reporting.

Although we are not yet required to assess our internal controls over financial reporting, our Chief Executive Officer and Chief Financial Officer have determined that there have been, in the past, weaknesses in our internal control over financial reporting, relating to our failure to receive documentation prior to paying certain invoices. As is the case with many companies of our size: (i) we did not have written documentation of our internal control policies and procedures; (ii) we did not have sufficient segregation of duties within accounting functions; (iii) we did not have adequate staff and supervision within our accounting function; and (iv) we lacked a sufficient process for periodic financial reporting, including timely preparation and review of financial reports and statements. Our Chief Executive Officer and Chief Financial Officer believe that such weaknesses have been substantially remediated through, among other things, our hiring of the CFO Squad, LLC in December 2018 as a technical accounting expert in financial reporting and controlling function in accordance with the U.S. Generally Accepted Accounting Principles (GAAP).

Shareholders may be diluted by the future issuance of additional common stock in connection with acquisitions or otherwise.

After this offering, we will have approximately            shares of common stock authorized but unissued, assuming the underwriters do not exercise their option to purchase additional shares. Our amended and restated articles of incorporation authorizes us to issue these shares of common stock and options, rights, warrants and appreciation rights relating to common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions, in future common stock offerings or otherwise. Any common stock that we issue after this offering will dilute the percentage ownership held by the investors who purchase common stock in this offering.

Substantial future sales or perceived potential sales of our common stock in the public market could cause the price of our common stock to decline significantly.

Sales of our common stock or other equity securities in the public market after this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline significantly. Upon completion of this offering, we will have             shares of common stock outstanding, assuming the underwriters do not exercise their option to purchase additional shares, of which             shares of our common stock, representing      % of our outstanding common stock immediately after this offering, will not be subject to lock-up agreements. All shares of common stock sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. The common stock outstanding after this offering will be available for sale, upon the expiration of the lock-up periods described elsewhere in this prospectus beginning from the date of this prospectus (if applicable to such holder), subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. Any or all of these shares may be released prior to the expiration of the applicable lock-up period at the discretion of one of the designated representatives. To the extent shares are released before the expiration of the applicable lock-up period and sold into the market, the market price of our common stock could decline significantly.

Certain holders of our common stock will have the right to cause us to register under the Securities Act the sale of their shares, subject to the applicable lock-up periods in connection with this offering. Registration of these shares under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the public market could cause the price of our common stock to decline significantly.

Anti-takeover provisions contained in our articles of incorporation and bylaws could impair a takeover attempt.

Our articles of incorporation and bylaws contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our board of directors. Our corporate governance documents include provisions:

●	classifying our board of directors into three classes;

●	authorizing “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend, and other rights superior to our common stock;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	limiting the ability of our shareholders to call and bring business before special meetings;

●	requiring advance notice of shareholder proposals for business to be conducted at meetings of our shareholders and for nominations of candidates for election to our board of directors; and

●	controlling the procedures for the conduct and scheduling of board of directors and shareholder meetings.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

Any provision of our articles of incorporation or bylaws that has the effect of delaying or deterring a change in control could limit the opportunity for our shareholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

The COVID-19 pandemic has had, and may in the future continue to have, a material adverse impact on our business.

The COVID-19 pandemic and the travel restrictions, quarantines, and related public health measures and actions taken by governments and the private sector have adversely affected global economies, financial markets and the overall environment for our business, and the extent to which it may continue to impact our future results of operations and overall financial performance remains uncertain. The first Delta variant case was identified in December 2020, and the variant soon became the predominant strain of the virus and by the end of July 2021, the Delta variant was the cause of more than 80% of new U.S. COVID-19 cases. As a result, new restrictions are being contemplated and implemented by workforces and federal, state and local government officials. The global macroeconomic effects of the pandemic may persist for an indefinite period of time, even after the pandemic has subsided. In addition, we cannot predict the impact the COVID-19 pandemic has had and will have on our brand partners, third-party vendors and service providers, and we may continue to be materially adversely impacted as a result of the negative past, present and future impact upon our brand partners, third-party vendors and service providers.

The COVID-19 pandemic has materially adversely affected our fiscal year 2020 operating and financial results due to the occurrence of the following events or circumstances, among others:

●	the global shelter-in-place restrictions significantly reduced our number of subscribers and engagement with all of our offerings because of the decrease in special events, social gatherings and interactions outside the home;

●	social distancing guidelines and worldwide store closures forced us to postpone expanding our retail package offering into physical stores;

●	manufacturing facility closures in Asia during the pandemic eliminated our ability to source HDTV Antennas from our China sources, which were bundled in our retail package offering. This forced us to recreate our retail package offering without the HD TV Antenna, including all marketing/advertising messages, packaging designs/models, in-store displays, websites, social media, and retail buyer demonstrations;

●	subscribers engaged less, which impacted the success of our organic marketing and reduced the volume of our data and business insights;

●	disruptions of the operations of our partners and delays in shipment and delivery of our products;

●	pausing our paid marketing spend and eliminating or significantly reducing investments in growth initiatives;

●	carrying more products relative to customer demand, negatively impacting gross margins.

As the recovery period continues, particularly in the United States, and shelter-in-place orders and travel advisories are lifted, the effects of the COVID-19 pandemic, including the identification and spread of new variants of the virus, such as the Delta variant, may continue to have a negative impact on our business operations and long-term financial results of operations due to the occurrence of the following events or circumstances, among others:

●	the difficulty in accurately predicting the timing and pace of our business recovery, particularly increased demand, subscriber levels, leading to potentially over-spending and lower profitability if recovery is not as strong as or when we expected;

●	our inability to meet increased demand and provide an optimal customer experience as a result of difficulty in hiring additional employees, particularly in our fulfillment, operations and customer experience functions;

●	continuing disruptions of the operations of our reseller partners, which could impact our ability to deliver our produce in a timely manner to match demand;

●	our ability to efficiently re-start our paid marketing efforts; and

●	possible resurgences of the COVID-19 pandemic, including as a result of new variants of the virus, such as the Delta variant, or otherwise, that lead to new or additional shelter-in-place orders and/or travel advisories, which may dampen future demand for our products and offering.

The continued scope and duration of the pandemic, whether additional actions may be taken to contain the virus, the impact on our customers and partners, the speed and extent to which markets fully recover from the disruptions caused by the pandemic, and the impact of these factors on our business, will depend on future developments that are highly uncertain and cannot be predicted with confidence. In addition, to the extent COVID-19 adversely affects our operations and global economic conditions more generally, it may also have the effect of heightening many of the other risks described in these Risk Factors.

Although we anticipate that our operating results in future fiscal years will begin to reflect a more normal operating environment, the current economic and public health climate has created a high degree of uncertainty and there is no assurance that our scale, number of customers and revenue will return to or surpass pre-pandemic levels for a sustained period of time. As such, we continue to closely monitor this global health crisis and will continue to reassess our strategy and operational structure on a regular, ongoing basis as the situation evolves.

We will incur significantly increased costs as a result of and devote substantial management time to operating as a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. For example, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls, changes in corporate governance practices and required filing of annual, quarterly and current reports with respect to our business and operating results. These requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We will also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and will need to establish an internal audit function. We also expect that operating as a public company will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. This could also make it more difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers. In addition, after we no longer qualify as an “emerging growth company,” as defined under the JOBS ACT we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We are just beginning the process of compiling the system and processing documentation needed to comply with such requirements. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. In that regard, we currently do not have an internal audit function, and we will need to hire or contract for additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus or in the documents incorporated by reference herein that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. . We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	the online video and entertainment industry;

●	our financial performance;

●	our ability to attract and retain customers;

●	our ability to expand our business;

●	our ability to retain and hire necessary employees and appropriately staff our operations; and

●	our estimates regarding capital requirements and needs for additional financing.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $      million, based on an assumed initial public offering price of $      per share, which is the midpoint of the price range set forth on the cover of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares, we estimate that we will receive an additional $      million in net proceeds.

Each $1.00 increase or decrease in the assumed initial public offering price would increase or decrease, as applicable, the net proceeds to us by approximately $         million, assuming the number of shares offered by us, as set forth on the cover of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions. Each increase or decrease of 1.0 million shares in the number of shares offered by us would increase or decrease, as applicable, the net proceeds to us by approximately $         million, assuming that the assumed initial public offering price, as set forth on the cover of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions. If the underwriters’ over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $         million.

Although we have not yet determined with any certainty the manner in which we will allocate these net proceeds, we currently intend to use the net proceeds of this offering primarily to increase our sales and marketing efforts and expand our geographical presence. By hiring additional sales, marketing and technical personnel, we expect to accelerate our growth and take advantage of the momentum that we believe currently exists in the market for services like ours. We also intend to build out our infrastructure to handle the anticipated growth in our subscription base and our product offerings.

Our management will retain broad discretion in the allocation and use of the net proceeds from this offering. The amounts and timing of these expenditures will vary depending on a number of factors, including the amount of cash generated by our operations, competitive and technological developments, and the rate of growth, if any, of our business. For example, if we were to expand our operations more rapidly than anticipated by our current plans, a greater portion of the proceeds would likely be used for the construction and expansion of facilities, working capital and other capital expenditures. Alternatively, if we were to engage in an acquisition that contained a significant cash component, some or all of the proceeds might be used for that purpose.

Pending specific utilization of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term investment grade and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends after the offering or for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be made at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant. In addition, the terms of our credit facilities contain restrictions on our ability to declare and pay cash dividends on our capital stock.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2021:

●	On an actual basis; and

●	On a pro forma basis to reflect the issuance of 1,105,000 Share of Common Stock in consideration for $2,210,000 in proceeds.

●	On a pro forma basis to give effect to the sale of shares of common stock by us in this offering at the initial public offering price of $ per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

	June 30, 2021
	Actual	Pro Forma	Pro Forma as Adjusted (1)
Cash	$309,760	$2,519,760	$

Long-term debt	1,885,070	1,885,070

Stockholders’ Deficit:
Preferred stock, $.0001 par value, 5,000,000 shares authorized; no share issued and outstanding.	-	-
Common stock, $.0001 par value, 200,000,000 shares authorized; 34,873,376 shares issued and outstanding; 35,978,376 shares issued and outstanding pro forma, shares issued and outstanding, XXXX pro forma as adjusted	3,500	3,611
Additional paid-in capital	19,293,405	21,503,294
Accumulated deficit	(22,416,519)	(22,416,519)
Total stockholders’ equity (deficit)	$(3,119,614)	$(909,614)	$

Total Capitalization	$(1,234,544)	$975,456	$

(1)	The pro forma information set forth above is illustrative only and will change based on the actual initial public offering price and number of shares issued in this offering, each determined at pricing. Each $[1.00] increase or decrease in the assumed initial public offering price of $ per share, the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease pro forma cash, additional paid-in capital, total shareholder’ deficit and total capitalization by approximately $ million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. Each 1.0 million share increase or decrease in the number of shares offered by us would increase or decrease pro forma cash, additional paid-in capital, total shareholders’ deficit and total capitalization by approximately $ million, assuming that the assumed initial public offering price, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma number of shares to be outstanding immediately after this offering as shown above is based on 34,873,376 shares outstanding as of June 30, 2021 and does not take into account:

●	24,328,463 shares of common stock issuable upon the exercise of outstanding warrants as of June 30, 2021 at a weighted average exercise price of $0.53 per share.

●	1,792,176 shares of common stock issuable upon exercise of outstanding options, of which none have vested and are exercisable as of June 30, 2021, at a weighted average exercise price of $2.00 per share.

●	4,207,824 shares of common stock available for future issuance under our 2021 Incentive Award Plan.

●	shares of common stock issuable upon the exercise of Representative Warrants at an exercise price of $ per share.

●	8,423,968 shares of common stock issuable upon the exercise of outstanding convertible debt as of June 30, 2021 at a conversion price of $0.25 per share.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the initial public offering price per share you will pay in this offering and the pro forma net tangible book value per share of our common stock after this offering. Our historical net tangible book value as of June 30, 2021 was $ (3.9) million or $ (0.11) per share of common stock. Our net tangible book value per share set forth below represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on June 30, 2021.

The pro forma net tangible book value as of June 30, 2021 was $ (1.7) million or $ (0.05) per share of common stock. Our pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding Common Stock, after giving effect to the pro forma adjustments referenced under “Capitalization.”

After giving effect to our issuance and sale of              shares of common stock in this offering at an assumed initial public offering price of $       per share, the mid-point of the estimated price range shown on the cover of this prospectus, after deducting the estimated underwriting discounts and offering expenses payable by us, the pro forma as adjusted net tangible book value as of June 30, 2021 would have been $             or $      per share. This represents an immediate increase in net tangible book value to existing shareholders of $      per share. The initial public offering price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares of common stock in this offering will suffer an immediate dilution of their investment of $___ per share. The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering without giving effect to the over-allotment option granted to the underwriters:

Assumed public offering price per share	$
Net tangible book value per share as of June 30, 2021		(0.11)
Proforma net tangible book value per share as of June 30, 2021		(0.05)
Increase in net tangible book value per share attributable to the offering
Pro forma as adjusted net tangible book value per share as of June 30, 2021 after giving effect to the offering
Dilution per share to new investors	$

A $1.00 increase (decrease) in the assumed initial public offering price of $**** per share would increase (decrease) the pro forma net tangible book value by $                million, the pro forma net tangible book value per share after this offering by $      per share and the dilution in pro forma net tangible book value per share to investors in this offering by $      per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discount and offering expenses payable by us.

Similarly, a 1.0 million increase or decrease in the number of shares of our common stock offered by us would increase or decrease our pro forma as adjusted net tangible book value by approximately $         per share and the dilution per share to investors in this offering by $         per share, assuming the assumed initial public offering price remains the same and after deducting estimated underwriting discounts and commissions payable by us. If the underwriters exercise their option to purchase additional shares in full, the pro forma as adjusted net tangible book value per share of our common stock would be $         per share, and the dilution in pro forma net tangible book value per share to investors purchasing shares in this offering would be $         per share.

If the underwriters exercise their over-allotment option in full, the pro forma net tangible book value will increase to $      per share, representing an immediate increase to existing shareholders of $      per share and an immediate dilution of $      per share to new investors. If any shares are issued in connection with outstanding options, you will experience further dilution.

The tables above assume no exercise of warrants to purchase, or conversion of debt into, shares of common stock outstanding as of June 30, 2021. At June 30, 2021, there were 24,328,463 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.53 per share, 1,792,176 shares of common stock issuable upon exercise of outstanding options, of which none have vested and are exercisable as of June 30, 2021, at a weighted average exercise price of $2.00 per share and 8,423,968 shares of common stock issuable upon the exercise of outstanding convertible debt at a conversion price of $0.25 per share. The tables above also do not take into account shares of common stock issuable upon the exercise of Representative Warrants at a weighted average exercise price of $ per share or 4,207,824 shares of common stock available for future issuance under our 2021 Incentive Award Plan.

The following table summarizes, as of June 30, 2021, on the pro forma basis described above, the differences between the number of shares purchased from us, the total consideration paid to us in cash and the average price per share that existing stockholders and new investors paid for such shares. The calculation below is based on an assumed initial public offering price of $ per share, which is the midpoint of the price range set forth on the cover page of this prospectus, before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased			Total Consideration			Average Price
	Number	Percent		Amount	Percent		Per Share
Existing stockholder	$		%	$		%	$
New investors			%			%
Total	$		%	$		%

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The following table presents our selected historical financial data for the periods presented and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statement and notes thereto included elsewhere in this prospectus. The statements of operations data for the fiscal years ended June 30, 2021 and 2020 and the statements of financial condition data as of June 30, 2021 and 2020 are derived from our audited financial statements included elsewhere in this prospectus.

	Year Ended June 30,
	2021	2020
Statements of Operations Data:
Total Revenue	$692,604	$606,807
Cost of Revenue	330,015	309,702
Gross Profit	362,589	297,105

Operating Costs and Expenses:
Compensation and benefits	3,407,234	1,094,557
Sales and marketing expenses	879,591	1,096,028
General and administrative	2,434,447	1,217,137
Total Operating Expenses	6,721,272	3,404,722

Loss From Operations	(6,358,653)	(3,107,617)

Total Other (Expense) Income	(280,863)	161,560

Net Loss	$(6,639,356)	$(2,946,057)

Net Loss per share, basic and diluted	$(0.19)	$(0.09)

	As of June 30,
	2021	2020
Balance Sheet Data:
Cash and Cash Equivalents	$309,760	$1,283,337
Accounts Receivable	73,699	10,033
Total Assets	1,629,046	1,628,248
Total Current Liabilities	2,640,991	2,865,811
Total Liabilities	4,748,660	3,886,843
Total Shareholders’ Equity (Deficit)	(3,119,614)	(2,258,595)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements and the related notes thereto and other financial information appearing elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section titled “Risk Factors.”

Overview

Revenue for the fiscal year ended June 30, 2021 increased by 14.14%, or $85,797, to $692,604, as compared with $606,807 for the fiscal year ended June 30, 2020, while our net loss increased by 125.4%, or $3,693,489, to $6,639,546.

We see opportunities for growth in international sales, free-trial pre-loads in manufactured streaming devices, including mobile devices, smart TV's, media set top boxes/sticks and laptops, and introducing SelectTV into the in-home market. Additionally, we see bulk licensing growth opportunities in commercial MDU (multi dwelling units) such as apartments, condominiums, student housing, planned communities, and the hospitality sector (hotels, short stay).

However, we can only take advantage of these opportunities if we have sufficient capital to do so, are able to recruit the necessary staff, and are able to expand our current infrastructure. We may also face additional challenges from new competitors that may be able to launch new businesses at relatively low cost, with consumers easily being able to shift spending from one provider to another. In order to combat this, we must continue to deliver a product that is more advanced than that of competitors.

In December 2019, the 2019 novel coronavirus (“COVID-19”) surfaced in Wuhan, China, and subsequently spread throughout the world. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. The COVID-19 pandemic affected the United States and global economies, and forced us to reduce our on-site staff in compliance with Florida Governor’s Executive Order 20-91, which placed restrictions on the movement of all Florida citizens. The Order took effect April 3 and was extended indefinitely and revised to allow people to resume certain activities outside of the home beginning May 4, 2020 subject to certain prescribed social distancing and other guidelines. We continued operations via online workspace software, and with essential on-site shipping personnel to process current sales generated from our TV Infomercials.

Disruptions caused by COVID-19 and measures taken to prevent its spread or mitigate its effects both domestically and internationally have impacted our operating results. Since the date the COVID-19 outbreak was declared a pandemic, we have had a slight increase in the number of subscriptions sold, as well as a corresponding decrease in revenue per subscription sold or renewed. We believe the increase in the number of subscribers is a result of our increase in TV-based advertising beginning in March 2020 through October 2020, without increasing our overall advertising expenditures, due to our ability to acquire additional media spots at a reduced rate. We also believe the decrease in revenue per subscription sold or renewed is related to the pandemic and governmental responses to the pandemic resulting in a slowdown of global economic activity, which has significantly impacted most consumers spending habits.

So far, two components of our growth strategy have been most impacted by COVID-19. We had to postpone expanding our retail package offering into physical stores due to social distancing guidelines and worldwide store closures. Retail big box buyers commenced with product review and ordering in June 2021 once stores had reopened.

Secondly, Asian manufacturing facility closures during the pandemic eliminated our ability to source HDTV Antennas from our China sources, which were bundled in our retail package offering. This forced us to completely re-create our retail package offering without the HD TV Antenna, including all marketing/advertising messages, packaging designs/models, in-store displays, websites, social media, and retail buyer demonstrations. By eliminating the HD TV Antenna from the retail package offering, we were able to locate new production and manufacturing of the retail package offering in the USA. This eliminated our reliance on foreign supply and concerns over maritime shipping backlogs. We can now service and reach USA retailer locations faster.

Although to date, we have successfully navigated the impacts of the COVID-19 pandemic, the economic effects of the pandemic and resulting societal changes are currently not predictable, and the financial impacts could vary from those seen since March of 2020. There are a number of uncertainties that could impact our future results of operations, including the effectiveness of COVID-19 mitigation measures; the duration of the pandemic; global economic conditions; and changes in consumer confidence, behavior and spending.

The pandemic has not had an impact on our ability to implement our other growth strategies.

As of June 30, 2021, we have a cash balance of approximately $310,000. Since December 31, 2019, our expenses have increased more than our sales thereby increasing our average monthly cash deficit from approximately $196,000 to approximately $482,000. We also raised $3,949,000 in capital from 11 investors in a private offering in the fiscal year ended June 30, 2021. We had a working capital deficit of approximately $2,040,557 at June 30, 2021. Included in this working capital deficit is approximately $596,899 in related party payables for which we are confident we can attain extended terms. We plan to raise additional equity financing as well, without which we will not be able to meet our obligations as they become due for the next 12 months. However, we cannot provide any assurance that additional equity financing will be available on terms that are acceptable to us, or at all. We did not furlough or terminate, or cut wages for, any employees, and we do not intend to for the foreseeable future. We took advantage of the allowed deferral of the employer payroll taxes under the Coronavirus Aid, Relief and Economics Securities Act (“CARES Act”). We were approved for and received an $89,900 loan through the U.S. Small Business Administration’s Paycheck Protection Program authorized as part of the CARES Act. The loan was fully forgiven in July 2021.

Components of our Operating Results

Revenue

Subscription Revenue

We generate subscription revenue through the sale of subscriptions for our retail facing product SelectTV, a digital interactive SmartGuide that aggregates media content on the Internet and facilitates access for our customers. Sales are originated from nationwide TV Infomercials via 800-number, online website and third-party online resellers and we expect will soon expand into in-store retailers.

Subscription revenue is recognized ratably on a straight-line basis over the duration of the subscription period, generally ranging from one month to five years. All subscription fees are collected at the time of purchase. Revenue is recognized when the service has been provided.

The principal drivers of our business are the number of subscribers which, promotional or paid, will generate revenue through multiple avenues, such as licensing, advertising and reseller referral fees. We therefore monitor the number of subscribers as a key performance metric. We expect our subscription numbers should continue to increase in future periods due to increases in advertising and promotional activity, resulting in growing consumer awareness of our product, despite any impact from COVID-19.

Product Revenue

Until recently, all SeletTV "cord-cutting kits" included a digital HD TV antenna. Asian manufacturing facility closures during the pandemic eliminated our ability to source HDTV Antennas from our China sources. We now offer our retail package offering without the HD TV Antenna. By eliminating the HD TV Antenna from the retail package offering, we were able to locate new production and manufacturing of the retail package offering in the USA. This eliminated our reliance on foreign supply and concerns over maritime shipping backlogs. We still offer our subscribers a digital HD TV antenna on special request.

Other Revenue

Other Revenue includes Licensing, Advertising and Referral Fee Revenue. SelectTV is also licensed to device manufacturers, hospitality chains and telecom/broadband providers both as the SelectTV brand and through private labelling. These license arrangements have has not resulted in significant revenue to date.

We generate Advertising Revenue pursuant to arrangements with advertising agencies and brokers. Under these arrangements, we provide the agencies and brokers the ability to sell advertising on our service directly to advertisers. We report this revenue net of amounts due to agencies and brokers because we are neither the primary obligor under these arrangements, nor do we set the pricing or establish or maintain the relationship with the advertisers.

Referral Fee Revenue is generated through premium services which are also available on our platform, for an additional fee, to allow single or time-limited use of private, decrypted viewing of movies, sporting events, concerts or other types of events.

Deferred revenue

Deferred revenue consists principally of both prepaid but unrecognized subscription revenue and advertising fees received or billed in advance of the delivery or completion of the delivery of services. We may pay sales incentives, in cash or by issuing equity instruments, to distributors of our subscriptions. Such sales incentives are not recognized as deferred revenue. Rather, sales incentives are recognized in current operations when issued, regardless of amounts in deferred revenue, which may have resulted from the distributor’s efforts. Deferred revenue is recognized as revenue when the services are provided and all other revenue recognition criteria have been met.

Cost of Revenue

Cost of revenue consists primarily of hosting, product development, and infrastructure costs and the salaries and benefits related to employees in software engineering, facilities-related expenses, and information technology associated with supporting those functions. Hosting costs consist of content streaming, maintaining our Internet service and creating and serving advertisements through third-party ad servers. We make payments to third-party advertising servers in the period in which the advertising impressions are delivered or click-through actions occur, and accordingly record this as a cost of revenue in the related period. We incur product development expenses primarily for improvements to our website and related apps, development of new advertising products and development and enhancement of the guide and streaming system. Product development costs are generally expensed as incurred.

Operating Expenses

Compensation and Benefits

Compensation and benefits consist primarily of employee-related costs, including salaries and benefits related to employees in finance, accounting, internal information technology and other administrative personnel and stock-based compensation.

Sales and Marketing

Sales and marketing consist primarily of employee-related costs, including salaries, commissions and benefits related to employees in sales, sales support and marketing departments. In addition, sales and marketing expenses include external sales and marketing expenses such as third-party marketing, TV Infomercials, branding, advertising, public relations expenses, commissions, facilities-related expenses, and infrastructure costs.

General and Administrative

General and administrative expenses include professional services costs for outside legal and accounting services, facilities-related expenses, travel costs, third party customer support, and credit card fees.

Fiscal Year Ended June 30, 2021 Compared to Fiscal Year Ended June 30, 2020

Revenue

We generally have two major components of revenue: subscription revenue, product revenue and advertising and other revenue.

Subscription revenue increased by 58.23%, or $178,929, to $486,231, in the fiscal year ended June 30, 2021, as compared to $307,302 for the fiscal year ended June 30, 2020. Revenue from multi-year subscriptions were and continues to be recognized over a monthly rate based on the subscription’s expiration date. As such, the increase in subscription revenue is mainly attributable to sales from multiyear subscriptions sold in prior periods that were recognized in 2021, resulting in a decrease in deferred revenue.

Product revenue decreased by 31.79%, or $94,468, to $202,730, in the fiscal year ended June 30, 2021, as compared to $297,198 for the fiscal year ended June 30, 2020. In January 2021, we ceased sales of our "cord cutting kit" in favor of our new Streaming TV Kit, which resulted in a reduced volume of product sales in the second half of the fiscal year ended June 30, 2021.

We generate advertising revenue pursuant to arrangements with advertising affiliates and brokers. Under these arrangements, we provide the agencies and brokers the ability to sell advertising inventory on our service directly to advertisers. Advertising and other revenue increased by 57.91%, or $1,336, to $3,643 in the fiscal year ended June 30, 2021, as compared to $2,307 for the fiscal year ended June 30, 2020. This increase is attributed to a higher volume of advertising sales in fiscal 2021 compared to fiscal 2020.

Cost of Revenue

Cost of revenue increased by 6.56%, or $20,313, to $330,015 in the fiscal year ended June 30, 2021, as compared to $309,702 for the fiscal year ended June 30, 2020. The increase in cost of revenue is due principally to increased product and fulfilment costs as the cost of hosting was flat.

Operating Costs and Expenses

Operating expenses increased by 97.41%, or $3,316,550, to $6,721,272 in the fiscal year ended June 30, 2021, as compared to $3,404,722 for the fiscal year ended June 30, 2020. The increase in operating expenses is attributed to $2,312,677 of additional compensation and benefit costs resulting from our increased employee headcount, a $1,220,310 increase in general and administrative expenses from increased website development, professional fees and internet services. The increases in compensation and benefits and general and administrative expenses are partially offset by a decrease of $216,437 in sales and marketing expenses.

Other Income (Expense)

Other income (expense) was ($280,863), for the fiscal year ended June 30, 2021, as compared to other income (expense) of $161,560 for the fiscal year ended June 30, 2020. The change was principally caused by a one-time gain from the extinguishment of debt of $780,022 recognized in the year ended June 30, 2020, partially offset by a $340,011 decrease in interest expense.

Fiscal Year Ended June 30, 2020 Compared to Fiscal Year Ended June 30, 2019

Revenue

We generally have two major components of revenue: subscription revenue, product revenue and advertising and other revenue.

Subscription revenue increased by 22%, or $55,700 to $307,302, in the fiscal year ended June 30, 2020, as compared to $251,602 for the fiscal year ended June 30, 2019. The increase in subscription revenue is attributable to increased sales of our "cord cutting kit." The increase in subscription revenue is also attributable to the fact that product sales and online renewals from legacy operations have been increased as our core product was redeveloped and its licensing model was strategically redesigned from a single-license model to a multi-license model.

Product revenue was $297,198 in the fiscal year ended June 30, 2020, as compared to $0 for the fiscal year ended June 30, 2019. We launched our "cord-cutting kit," which included a digital HD TV antenna and a subscription to our service in January 2020. The revenue recorded in the fiscal year ended June 30, 2020 resulted solely from the sales of the "cord cutting kit," while we did not record any revenue form the "cord-cutting kit" in the fiscal year ended June 30, 2019.

Cost of Revenue

Cost of revenue increased by 74%, or $131,735, to $309,702, in the fiscal year ended June 30, 2020, as compared to $177,967 for fiscal year ended June 30, 2019. Along with a 22.1% increase in our subscription revenue in the fiscal year ended June 30, 2020, our cost of revenue increased comparable with our cost of revenue for the prior fiscal year due to increased hosting costs in the fiscal year ended June 30, 2020.

Operating Costs and Expenses

Operating expenses increased by 132%, or $1,937,451, to $3,404,722 million, in the fiscal year ended June 30, 2020, as compared to $1,467,271 for the fiscal year ended June 30, 2019, The increase in operating expenses resulted from additional employee headcount, professional service fees related to PCAOB accounting and auditing, and law firms in preparation of this registration statement on Form S-1, plus higher marketing costs relating to regional and national SelectTV cable and television Infomercial media buys, as we continue to initiate new revenues and updated product offerings.

Other Income (Expense)

Other income (expense) was $161,560, for the fiscal year ended June 30, 2020, as compared to other income (expense) of $289,613 for the fiscal year ended June 30, 2019. The decrease was principally caused by an increase in interest expense due to an increase in funding during 2020 from Nextelligence. The loan concurrently increased our interest expense primarily due to the amortization of the debt discount associated with the loans beneficial conversion feature into common stock. The interest expense was offset in both years due to a recognition of income which resulted from the one-time settlement of our outstanding liabilities.

Fiscal Year Ended June 30, 2021 Compared to Fiscal Year Ended June 30, 2020

Liquidity and Capital Resources

We have historically financed our liquidity and capital needs primarily through the issuance of stock and notes payable. We plan to finance our future operating liquidity and regulatory capital needs from operations and the sale of securities. Following this offering, we expect that our personnel and marketing costs will increase as we continue to implement our expansion plan.

We primarily hold and invest our cash at various financial institutions and in various instruments, including cash held at banks and money market funds which invest in short-term U.S. government securities. In general, we believe all of our investments and deposits are of high credit quality and we have more than adequate liquidity to conduct our business.

We had a working capital deficit of $2,040,557 and $1,552,553 as of June 30, 2021 and June 30, 2020, respectively. Our net cash flow for the fiscal year ended June 30, 2021 decreased by $973,577. Our net cash flow for the fiscal year ended June 30, 2020 increased by $1,240,243.

Net cash used in operating activities was ($4,888,638) for the fiscal year ended June 30, 2021, as compared with ($2,632,138) for the fiscal year ended June 30, 2020. The increase in net cash used in operating activities is due primarily to the $3,693,489 increase in our net loss caused by increases in compensation and benefits and general and administrative expenses. Net cash used in operating activities was ($2,632,138) for the fiscal year ended June 30, 2020, as compared to net cash used in operating activities of ($1,462,420) for the fiscal year ended June 30, 2019. Net cash used in operating activities for the fiscal year-ended June 20, 2020 was adversely affected by a one-time non-cash gain on debt settlement.

In the fiscal year ended June 30, 2021, we sold to investors a total of 1,121,750 shares of our common stock and warrants to purchase an aggregate of 135,000 shares of our common stock for net proceeds of $3,949,000. In the fiscal year ended June 30, 2020, we sold to investors a total of 2,260,000 shares of our common stock and warrants to purchase an aggregate of 2,040,000 shares of our common stock for net proceeds of $3,760,000.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with GAAP applied on a consistent basis. The preparation of these financial statements requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. We evaluate these estimates and assumptions on an ongoing basis. We base our estimates on the information currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. As of June 30, 2021, our previous estimates had not materially deviated from our results.

An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made; if different estimates reasonably could have been used; or if changes in the estimate that are reasonably likely to occur periodically could materially impact the financial statements. While our significant accounting policies are described in more detail in the notes to our financial statements included in this prospectus, we believe the following accounting policies to be critical to the estimates and assumption used in the preparation of our financial statements.

Revenue Recognition

Subscription Revenue

The Company generates subscription revenue through new and renewal sales of Select TV, which operates as the successor product to Rabbit TV and Rabbit TV Plus, as well as the SmartGuide, an internet distributed streaming media guide that searches and aggregates media content on the web and facilitates access to its customers through Wi-Fi- enabled devices that support streaming video. The Company retransmits, “ingests”, and distributes content. Subscription revenue is derived from online sales through search engine optimization (SEO), search engine marketing (SEM), various marketing and advertising services, the utilization of resellers in the form of publishers that promote upcoming retail promotions and packages, as well as direct sales to subscribers. All remaining Rabbit TV and Rabbit TV Plus customers were migrated to the Select TV service in 2020. Currently, 100% of new sales are being met by the Select TV, and includes free access to the Select TV Mobile app, for Android and iOS devices.

Subscription revenue is recognized ratably on a straight-line basis over the duration of the subscription period, generally ranging from one month to five years. If the subscriber renews early, then the expiration date is extended by the renewal period, and the additional subscription fee is deferred and amortized over the additional months purchased by the subscriber. All subscription fees are collected at the time of purchase.

Beginning in fiscal year ended June 30 2020, in conjunction with the release of the Company’s new product, ‘Cord Cutting Kit” the Company started recognizing significant contracts with customers from product sales requiring performance up to delivery, as well as contracts with customers that contain a subscription portion that causes revenue to be allocated. Shipping and handling activities are performed before the customer obtains control of the goods and therefore represent a fulfillment activity rather than a promised service to the customer. Revenue and costs of sales are recognized when control of the products transfers to our customer, which generally occurs upon shipment from our facilities. For the Company’s physical product sales, the Company’s performance obligations are satisfied upon shipment.

Advertising and other revenue

The Company generates advertising revenue pursuant to arrangements with advertising affiliates and brokers. Under these arrangements, the Company provides the agencies and brokers the ability to sell advertising inventory on the Company’s service directly to advertisers. The Company reports this revenue net of amounts due to agencies and brokers because the Company is not the primary obligor under these arrangements nor does the Company set the pricing or establish or maintain the relationship with the advertisers.

The following table presents the Company’s revenue on a disaggregated basis:

	June 30,
	2021	2020
Subscriptions	$486,231	$307,302
Product Sales	207,730	297,198
Advertising and other revenues	3,643	2,307
Total	$692,604	$606,807

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. Cash and cash equivalents of the Company are exposed to credit risk, subject to federal deposit insurance, in the event of default by the financial institutions holding its cash and cash equivalents to the extent of amounts recorded on the balance sheet. The cash accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At June 30, 2021, the Company's cash balance did not exceed the FDIC insured limit.

For accounts receivable, the Company performs ongoing credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer, evaluation of their credit history, and review of the invoicing terms of the contract. Accounts receivables are reported net of an allowance for doubtful accounts when applicable. The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the accounts receivable balance at each reporting date. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. The Company recognized bad debt expense for the fiscal years ended June 30, 2021 and 2020 of $0 and $0, respectively. In addition, the balance of allowance for doubtful accounts at June 30, 2021 and 2020 of $245,240 and $245,240, respectively

Cost of Revenue

Cost of revenue consists primarily of hosting, product development, infrastructure costs and the salaries and benefits related to employees in software engineering, facilities-related expenses, and information technology associated with supporting those functions. Hosting costs consist of content streaming, maintaining our internet service and creating and serving advertisements through third-party ad servers. The Company makes payments to third-party ad servers in the period in which the advertising impressions are delivered or click-through actions occur, and accordingly records this as a cost of revenue in the related period. The Company incurs product development expenses primarily for improvements to the Company’s website, the apps, development of new advertising products and development and enhancement of the guide and streaming system. Product development costs are generally expensed as incurred. Certain website development and internal use software development costs may be capitalized when specific criteria are met. In such cases, the capitalized amounts are amortized to cost of revenue over the useful life of the related application once the application is placed in service.

Sales and Marketing

Sales and marketing consist primarily of contracts with third-party operators as well as employee-related costs, including, and commissions related to employees in sales, sales support and marketing departments. In addition, sales and marketing expenses include external sales and marketing expenses such as third-party marketing, branding, advertising, public relations expenses, commissions, facilities-related expenses, and infrastructure costs.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 — assets and liabilities whose significant value drivers are unobservable.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) attributable to all classes of common stockholders of the Company by the weighted average number of shares of all classes of common stock outstanding during the applicable period. Diluted earnings (loss) per share is determined in the same manner as basic earnings (loss) per share, except that the number of shares is increased to include restricted stock still subject to risk of forfeiture and to assume exercise of potentially dilutive stock options using the treasury stock method, unless the effect of such increase would be anti-dilutive.

The following table provides the number of common stock equivalents not included in diluted income per share, because the effects are anti-dilutive, for the years ended June 30, 2021 and 2020, respectively.

	June 30,
	2021	2020
Convertible debt and liabilities	8,423,968	4,926,000
Options	1,792,176	-
Warrants	24,328,463	24,731,447
Total	34,544,607	29,658,047

Stock Based Compensation

Stock based compensation issued is measured at the date of grant based on the estimated fair value of the award, net of estimated forfeitures. The grant date fair value of a stock-based award is recognized as an expense over the requisite service period of the award on a straight-line basis. The Company will recognize compensation expense, measured as the fair value of the stock-based compensation on grant date, when a performance condition is considered probable of occurring. For purposes of determining the variables used in the calculation of stock-based compensation issued to employees, the Company performs an analysis of current market data and historical data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, the Company uses these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of warrants granted any fluctuations in these calculations could have a material effect on the results presented in our Statements of Operations. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In June 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, that changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances, credit quality indicators and past due securities. The standard was effective for the Company beginning July 1, 2020, including interim periods within those annual periods, The Company adopted this standard and determined there is no impact or material adjustments.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) ("ASU 2019-12"): Simplifying the Accounting for Income Taxes. The new standard eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. For public business entities, it is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the potential impact of this standard on our financial statements.

In June 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the potential impact of this standard on our financial statements.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements on fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date

The amendments were adopted by the Company for the fiscal year beginning after July 1, 2020. Early adoption is permitted, including adoption in an interim period. The Company evaluated ASU 2018-13 and its impact on its financial statements and determined ASU 2018-13 had no impact on the Company financial statements.

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that the Company adopts as of the specified effective date. The Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

DESCRIPTION OF THE BUSINESS

Overview

We are an entertainment-based content discovery, aggregation and management company that provides SmartGuide® digital interactive technology for consumers to organize today’s numerous sources of online media similar to a traditional on-screen television, or TV, guide. Initially, we licensed our technology to Telebrands who distributed subscriptions to consumers through retailers under the brand known as Rabbit TV from 2012 through 2016. In July 2016, we began offering our product directly to consumers under our own brand, SelectTV. At that time, subscriptions to SelectTV were strictly available for purchase and redemption online. In October 2019, we began selling subscriptions to SelectTV as a direct-to-consumer retail product in the form of a packaged “cord cutting kit” through TV Infomercials, utilizing a toll-free phone number and ecommerce ordering system, with delivery of the product to consumers via the U.S. Postal Service.

We also distribute numerous licenses to retail, device manufacturers/distributors (mobile, tablets, set top boxes, “smart” TV’s, streaming equipment, gaming systems), as well as private labelling for hotel/hospitality, broadband carriers, telecommunications, and promotion companies.

Since our inception in 2011, we have sold nearly four million subscriptions including our current and legacy products. Sales that occurred during this period were predominately a result of legacy Rabbit TV sales, which was in line with our expectations, and declined over this time. During the same period, we operated as a “pre-revenue” growth company, and with investment debt, have been able to progress from our dependence on a single license with Telebrands for revenue to a multiple license model with many more retail options. We currently generate most of our revenue through subscription fees. Going forward, we intend to generate revenue through multiple avenues in addition to subscription fees, such as licensing, advertising and reseller referral fees.

As Rabbit TV and Rabbit TV Plus were no longer marketed directly to consumers, in 2021 we transitioned the subscribers of Rabbit TV and Rabbit TV Plus to SelectTV in order to eliminate the cost associated with maintaining that independent platform that continues to lose subscriptions annually. As a result, our 436,028 subscribers as of June 30, 2021 represent all SelectTV subscribers including promotional subscribers, transitioned subscribers of Rabbit TV and Rabbit TV Plus as well as paid SelectTV subscribers. We will continue to report our total subscriber base, as all subscribers, promotional or paid, generate revenue through multiple avenues, such as licensing, advertising and reseller referral fees.

Immediately following a five-year exclusive Distribution Agreement we had with Telebrands that expired on December 31, 2017, we sought to redevelop our technology services from a single license to a multi-license platform. Over the next two years we experimented with a myriad of online marketing and sales programs yielding varied results. In late 2019, we ultimately settled on a retail solution, evolving the online SelectTV brand into a consumer-packaged cord cutter kit, focusing on sales via TV Infomercials, which we did in partnership with Mel Arthur and Kevin Harrington (of Home Shopping Network and Shark Tank, respectively). The TV Infomercials were also utilized as an awareness campaign and positioning for big box retailer distribution. We set the base price for the packaged kit at $19.95 plus shipping, which includes one year of service and optional upgrade years. This price point represents a typical TV Infomercial price point for consumers. The kits were delivered by mail to consumers.

The basis of our service platform is our proprietary content aggregation technology that automatically crawls the Internet to locate commercial-quality entertainment content from thousands of sources, including free, paid and subscription-based content. Additionally, we subscribe to the top entertainment data services such as Gracenote (owned by Nielson) and Guidebox/Reelgood whom provide real-time updates. Our technology then sorts through and manages all available commercial-quality digital media, including both live and on-demand video from free, subscription and pay-per-view (PPV) services. All of this information is then incorporated into our interactive SmartGuide presented to consumers in a familiar easy-to-use cable-like TV guide via the Internet and as a software application, on all Wi-Fi enabled devices.

The SmartGuide uses images and related information on customized guide pages to provide subscribers with an easy way to explore all of the available media choices from one centralized account, regardless of the device or location. Upon selecting content to consume, the subscriber is directed to the original source of the content. If content is available for free, the subscriber is transferred to the website providing the content. If content is available through a subscription service (such as Netflix or Hulu), we allow the subscriber to log-in to the service through our SmartGuide and the subscriber is then directed to the subscription service’s website. If the content is PPV, the subscriber is directed to the page requiring payment for the PPV service. We do not manipulate or distribute the source content, and the provider of the content retains all rights to and management of content.

Because we link subscribers directly to third-party content sources and in no way manipulate, store, retransmit or distribute this content, we are not subject to licensing fees or restrictions by third-party content suppliers. We are not responsible for the availability or content of these external websites, nor do we endorse, warrant or guarantee the products, services or information described or offered. All logos and trademarks used in the guide are the sole property of their respective owners. We believe that this is a complementary relationship in which we directly supply free traffic to content suppliers, much like the print-based model employed by TV Guide in past decades.

Our SmartGuide technology is currently available on computers, “smart” phones, tablets, streaming devices and “smart” TV’s. It is available directly to consumers, branded as SelectTV, and will also be distributed by third parties, both as SelectTV and under other licensed brand names and partnerships.

Our strategy is to grow our SmartGuide subscription business domestically and globally via wholesale licensing agreements with: (i) manufacturers of “smart” TVs, mobile phones and streaming devices; (ii) bandwidth providers; (iii) hospitality locations; and (iv) online communities of users. We work constantly to improve the customer experience, with a focus on expanding the content catalogued by our technology, enhancing our user interface and extending our service to even more Internet-connected devices.

Historically, we launched the initial SelectTV service, and displayed an accompanying device that turned any flat-screen TV into what we had branded as “The Smartest TV Ever.” In addition to the usual app manager you get with other set-top boxes, the SelectTV hardware included a fully functional web browser complete with version 1.0 of our initial SmartGuide technology. SelectTV also featured capabilities for media storage, gaming, home automation and home security. This original hardware version of SelectTV launched in November 2017 was soon thereafter discontinued in lieu of the current software-only version which has been developed to operate on most consumer Wi-Fi enabled media devices produced globally by numerous manufacturers.

Industry Overview

The way people consume entertainment has changed dramatically in recent years. The global digital media market, which includes cable and satellite TV as well as Internet-based subscription services like Sling TV, Netflix, Hulu, Disney+, Apple and Amazon, is expected to reach $294 billion in 2021 and is growing at nearly 17% annually, based on information released in a report by Statista. Due in part to the continued decline of traditional cable and satellite TV households; between 2019 and 2023, they estimate, the number of U.S. pay TV households will decline from 86.5 million to 72.7 million according to eMarketer.

Meanwhile, it is clear that connected TVs (TVs that can be connected to the internet and access content beyond what is available via the normal offering from a cable provider, or other devices that use a TV as a display and can connect to the internet to access content) and OTT (Over-the-Top, which refers to film and television content provided via a high-speed Internet connection rather than a cable or satellite provider) are growing faster than ever. It is expected that the number of digital video viewers in the U.S. will top 244 million in 2020, which represents 79.1% of the country’s population.

Furthermore, while consumers used to be able to watch a particular television program on a particular channel at a particular time (also known as linear video), the majority of consumers now watch television in a non-linear fashion. According to Nielsen’s Total Audience Report for Q1 of 2021, adults 18-34 spend 13 hours and 25 minutes connected to media every day, 68% of that time is spent on Internet-connected devices, such as computers, tablets and “smart” phones. The share of these new devices increased across all age groups with over 11% growth among 35–49-year-olds in just Q1 of 2020 alone.

Options are great for consumers when it comes to deciding what to watch, but they are also decidedly complicated for an industry that continues to fragment and search for unique ways to influence consumer behavior. According to the Nielsen MediaTech Trender, 33% of adults have a rough idea what they want to watch, but are not exactly sure, and 22% do not know what they want to watch before tuning in. These habits vary by age; adults 18-34 are most open to browsing for content, as 30% have no idea what to watch and 40% have a rough idea beforehand.

We expect the trends toward non-linear digital video consumption to continue and believe that we are uniquely positioned to take advantage of this market with our products.

Sources of Revenue

FreeCast derives revenue from the following sources:

●	For subscribers who sign up with us online via SelectTV .com, we charge a fee of $29.95 each year, or $3.99 monthly;

●	For subscribers who sign up with us via retail packaging of SelectTV’s Streaming TV Kit, we charge the retailer a $10.00 thru $7.00 wholesale price (based on quantity ordered) which includes 1-year of service. Retail MSRP is $19.95;

●	License fees will be charged to device manufacturers, hospitality locations, broadband providers and telecommunications companies who will use our SmartGuide technology;

●	We receive a fee for advertising on our guide pages provided, and for in-video/pre-roll ads by Google, pursuant to the standard terms and conditions of Google’s AdSense program;

●	We receive fees through affiliate programs for content providers that have such programs for PPV programs that are purchased through our SmartGuide; and

●	We receive fees for third-party related products (such as cables to connect a device to a subscriber’s television) that are purchased through our SmartGuide.

In Development

We continue to advance our technology stack with client/customer services, all of which are anticipated to bring value-added features and revenues to the Company, including the following:

Dynamic Ad Insertion (DAI) - The ability to serve ads to visitors on a unique personalized basis, matching their existing advertising identifiers with refined digital advertising based on their known interests.

Media Pay (MP) - Fully integrated virtual wallet system limited exclusively to digital media subscriptions (VOD, PPV, SVOD), enabling users to protect their primary personal and payment credentials. One place to manage all subscriptions and billing with easy cancellation and wallet protection.

Channel Builder (MicroChannels) – End-to-end software solution for development of digital TV channels with robust support for leading advertising formats in addition to distribution technology that allows for integration to all major providers (OTT, Over the Air, etc.). Existing robust integrations with leading DAI solutions and internal DAI solutions enable this platform to monetize at a rate higher than traditional TV.

Our Competitive Strengths

We believe that we have a number of distinct advantages over competitors and are well positioned to fill the gaps in key market segments:

●	While traditional TV providers rely on fixed terrestrial hardwired infrastructure and first-party or proprietary devices and software ecosystems, our service is delivered via the Internet.

●	Most of the products of our competitors are often limited in terms of the library of content available. For example, Netflix does not provide the same content as Amazon Prime, and neither will direct a subscriber to content available on the competing service. Because our SmartGuide catalogues content but does not distribute any content, we are able to direct subscribers to any service that has the program they would like to watch available, whether free or fee based.

●	Many of our competitors provide services that are often tied to a single home-based device. Our SmartGuide, however, is device agnostic and may be used on any device with Internet access, thanks to a robust web-based interface and apps available on major platforms including Android TV.

●	Unlike competitors, our subscribers continue to generate post-sale revenue through advertising on our guide pages and payments made to us through affiliate programs if subscribers purchase media or other hardware products through our service.

Our Growth Strategies

Through SelectTV, the brand or private labelling, we plan to accelerate our licensing platform to device makers and bandwidth providers, giving them a low-cost monetizable means to offer a competitive TV service to their customers without a large investment in new infrastructure. Our growth strategy also includes offering our packaged and newly named "Streaming TV Kit” through a third party’s physical stores.

We also plan to launch our SelectTV retail packaged service (in territory or language specific private label variations) beyond the United States onto global markets by late 2022.

 We plan on offering DAI and Channel Builder in late 2021 and early 2022, respectively which we anticipate will increase advertising revenue and breadth of content across our platform. \Our fully integrated virtual wallet system, Media Pay (MP) is expected to launch in early 2022 and will allow our subscribers to manage all subscriptions and billings with easy cancelation. This unified payment for subscriptions and entertainment services along with our initiate to license our platform to global bandwidth distributors and content providers in various countries should reduce subscriber churn and increase revenue.

Relationship with Nextelligence, Inc.

On June 30, 2011, we entered into a Technology License and Development Agreement (as amended, the “Technology Agreement”), with Nextelligence, which is majority owned and controlled by William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman of our board of directors. The Technology Agreement provides us with an exclusive license to a web-based application that installs in the end-user’s browser and any supported email functions or chat functions with search and certain other features (the “Technology”) from Nextelligence and for Nextelligence to provide all further development, improvement, modification, maintenance, management and enhancement services related to the Technology.

Pursuant to the Technology Agreement we issued 20,004,000 shares of our common stock to Nextelligence. The Technology Agreement also requires us to issue Nextelligence a warrant to purchase 4,000,000 shares of our common stock for each 2,000,000 subscriptions sold over 10,000,000. The Technology Agreement expires on June 30, 2054, unless it's terminated earlier based on termination events as defined in the Technology Agreement.

Competition

While there are many players in the online video space, FreeCast’s offering is unique and thus does not currently have direct, analogous competitors. Generally, any provider of online media that may appear to compete with us often in fact enjoys a mutually beneficial relationship, where their offering is captured and catalogued by our SmartGuide, which benefits our service, and we in turn send traffic and eyeballs to them as a result.

There are, however, several entities that provide services that are similar to the individual features or components of our own SmartGuide and SelectTV. They include:

●	Amazon Prime Video, through which Amazon also sells packages of content from HBO, Showtime, and others, which appear within the same interface for Prime Video subscribers.

●	Viacom’s PlutoTV business, which assembles online content from various sources into linear channels which are made available online, similar to the Live Channels offering within SelectTV.

●	Websites like Yidio and CanIStream.It that function as basic media search engines and point users to legal streaming sources of specified shows and movies.

●	Roku, TiVo, Amazon’s FireTV and Apple TV, which are devices that aim to serve as media managers, though these are all hardware-centric solutions and little more than app managers, in contrast to our device-agnostic approach and unified media interface for all content.

As competition in the online television space increases, we expect this to strengthen the value proposition of our product, making it more appealing to potential commercial partners and to consumers as well.

Operations

FreeCast licenses extensive entertainment data from Gracenote (a Nielsen company) and Guidebox/Reelgood. This data is to create the most comprehensive and up-to-date catalog of content from thousands of sources directly available from the World Wide Web by using in combination with FreeCast’s own proprietary aggregation technology. The links are then compiled into our SmartGuide for use by our subscribers. We market our service through various channels, including online advertising, broad-based media, such as television and radio, as well as various strategic partnerships. We utilize the services of third-party cloud computing providers, more specifically, Amazon Web Services.

The initial two-year term of the Gracenote license agreement began on March 25, 2019. The license agreement automatically renews for successive one-year terms, unless either party notifies the other in writing at least 90 days before the end of the initial or renewal term of its desire to not renew, in which event the license agreement expires at the end of the then-current term. Gracenote may also terminate the license agreement in the event of a change of control that results in us controlling, or being controlled by, or being under common control with, any competitor or customer of Gracenote or its affiliates. Gracenote may also terminate the license agreement or cease providing data to us if we fail to pay any invoice within 60 days after we receive such invoice. We pay Gracenote a monthly license fee of $5,210, which increases to $7,500 when we reach 750,001 active monthly users. After the initial two-year term, the monthly license fee increases by five percent with each anniversary of the beginning date.

The initial one-year term of the Guidebox/Reelgood license agreement began on February 1, 2019. The license agreement automatically renews for successive one-year terms, unless either party notifies the other in writing at least 30 days before the end of the initial or renewal term of its desire to not renew, in which event the license agreement expires at the end of the then-current term. Either party may terminate the license agreement if the other party fails to cure a material breach of the license agreement within 30 days after the non-breaching party provides written notice of such breach. Guidebox/Reelgood may also terminate the license agreement upon a change of majority control of our current owners by sale of stock or assets, merger or otherwise. We pay Guidebox/Reelgood a monthly license fee that fluctuates depending on the data we request, with a minimum monthly fee of $5,000.

Seasonality

Our subscriber growth exhibits a seasonal pattern that reflects variations in when consumers buy Internet-connected devices and when they tend to increase video watching. As a consequence, subscriber growth is generally greatest in our fourth and first quarters (October through March), slowing in our second quarter (April through June) and then accelerating in our third quarter (July through September).

Employees

As of June 30, 2021, we had 27 full-time employees and 44 contract employees. Our employees are not covered by a collective bargaining agreement, and we consider our relations with our employees to be good.

Marketing

SelectTV is marketed and sold online through the SelectTV website, and through various affiliates who may sell SelectTV or a branded version of the underlying SmartGuide.

SelectTV is also now marketed via TV Infomercials, which direct consumers to a website and 800-number where sales occur. The product will also be sold at big box retailers in 2021, as the centerpiece of our Streaming TV Kit, which will include a SelectTV annual subscription and other cord-cutting accessories.

SelectTV is also sold by third party online resellers such as Stack Commerce, who utilizes informational and news marketing in such online publications as Cnet, Popular Science, Mashable, and others to generate interest in SelectTV whereby the consumer is linked to a purchase option.

SelectTV is sold in license packs to online loyalty program company TLC Relationship Management LTD for points redemption and awards for its clients' members of these programs.

The product will also be marketed through traditional pay-per-click, social and online advertising networks such as Google Adwords, Bing, Facebook, Twitter, and others, along with organic search engine optimization, or SEO, methods. We are also establishing licensing partnerships through compatible service providers, such as bandwidth resellers, telecommunications providers, device manufacturers and media marketing partners. Commercially, we intend to market SelectTV to MDU (multi dwelling units) companies who manage or develop apartments, condominiums, student housing, planned communities, and the hospitality sector (hotels, short stay).

Facilities

Our headquarters are located in approximately 10,080 square feet of a building located in Orlando, Florida for which we will pay $10,414 per month, which includes the proportionate share of operating expenses (as defined in the lease). We entered into a new lease agreement for our headquarters with Anson Logistics Assets LLC, which commenced on August 1, 2020 and expires on October 31, 2023.

Intellectual Property

Our intellectual property consists of:

●	Our Web Bot Media Crawler which gathers online content, including free, pay-per-view, and subscription based media.

●	Our Media & Link Validator which ensures reliability of the content offered by our service.

●	A Content Management System by which we organize and deliver the content to our customers.

Our Web Bot Media Crawler and Media & Link Validator are licensed to us by Nextelligence, Inc. pursuant to the Technology Agreement described above. The Content Management System is our proprietary technology (which we purchased from Nextelligence on January 2, 2015).

Although we have an exclusive license to the Technology pursuant to the Technology Agreement, including any improvements or enhancements thereto, the Technology is owned by Nextelligence and we are not permitted to alter or enhance the Technology. Therefore, any alteration or enhancement of the Technology developed by William A. Mobley, Jr. who is both our Chief Executive Officer and the controlling shareholder of Nextelligence, will be owned by Nextelligence. We could lose our right to use such Technology in the event of, among other things, a breach of the Technology Agreement, our bankruptcy or insolvency, or a change of control in us. The Technology Agreement provides that we and Nextelligence must keep the other’s proprietary information confidential. The Technology Agreement expires on June 30, 2054, unless it's terminated earlier based on termination events as defined in the Technology Agreement.

We rely on a combination of trademark, fair trade practice, copyright and trade secret protection laws, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We also enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our proprietary technology and information. We may seek to patent certain of our intellectual property in the future.

Other Information

We were incorporated on June 21, 2011 in the State of Florida. Our principal executive offices are located at 6901 TPC Drive, Suite 200, Orlando, Florida 32822. Our telephone number is (407) 374-1603.

We maintain four websites, www.FreeCast.com, www.SelectTV.com, www.RabbitTVplus.com and www.SmartGuide.tv. The information contained on our websites is not, and should not be interpreted to be, a part of this prospectus.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers and have not included a compensation discussion and analysis (CD&A) of our executive compensation programs in this prospectus. In addition, for so long as we are an “emerging growth company,” we will not be required to:

●	engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes–Oxley Act;

●	comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” or

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an “emerging growth company” can use the extended transition period for complying with new or revised accounting standards, which we have elected to take advantage of.

We will remain an “emerging growth company” until the earliest to occur of:

●	our reporting $1.07 billion or more in annual gross revenues;

●	our issuance, in a three-year period, of more than $1 billion in non-convertible debt;

●	the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; and

●	June 30, 2027.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers, key employees and directors as of the date of this Registration Statement.

Name	Age	Position

William A. Mobley, Jr.	58	Chief Executive Officer and Chairman of the Board of Directors

Jonathan D. Morris	45	Chief Financial Officer; Director

David Gust	61	Director

None of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years and that is material to the evaluation of the ability or integrity of any of our directors, director nominees or executive officers.

William A. Mobley, Jr. founded our Company in 2011 and has served as our Chief Executive Officer and Chairman of our board of directors since then. Before founding FreeCast, in 1999, Mr. Mobley formed Nextelligence, Inc., a technology solution and business management expertise provider, of which he is the Chief Executive Officer, a director and majority shareholder. Additionally, between 1993 and 2008, Mr. Mobley founded and was an officer and director of a number of online business solution companies, including Web2 Corp, Personal Portal Online, and World Commerce Online, and online media companies, including MegaMedia Networks and ImageCafe.com. Based on Mr. Mobley’s role as our founder, his position as the chief executive officer, and his executive level experience in Internet-based media industry, our board of directors believes that Mr. Mobley has the appropriate set of skills to serve as a member of the board.

Jonathan Morris has served as our Chief Financial Officer and a member of our board of directors since May 29, 2020. Mr. Morris has over 23 years of experience as a finance executive holding key leadership positions in financial management, mergers & acquisitions, private equity, and both merchant banking and investment banking. Mr. Morris previously served as Head of Investments for a multi-Private Family Office from 2015 to May 2019, where his primary responsibilities included the investment sourcing and long-term strategic partnerships with core stakeholders both domestically and internationally. From 2012 to 2015, he served in technology, media and telecommunications with Blackstone Group, Inc. and from 2005 to 2012, he held positions within investment banking divisions of Credit Suisse Group, AG. Mr. Morris began his career in 1997 within the merchant banking division of Lombard, Odier et Cie, private bank in Switzerland. Mr. Morris earned his Bachelor’s degree in Finance from the University of Virginia and an MBA from Georgetown University

David Gust has served as a member of our board of directors since May 31, 2013. Since October 2006, Mr. Gust has held the position of vice president at Hilton Worldwide, Inc., working in marketing innovation and new product introduction. Prior to Hilton, Mr. Gust was the Chief Executive Officer of MegaMedia Networks/MegaChannels.com, an online streaming video portal for 2 years, Vice President at Hard Rock International, leading the brand management of 104 cafes in 34 countries for almost 4 years, and with the Walt Disney Company for over 13 years, most recently as the Vice President of Business Development, working on such projects as Disney Vacation Club, ESPN Zone, EuroDisney, Walt Disney World Master Planning, and the infrastructure development of various resorts. Mr. Gust received a bachelor’s degree in finance from Eastern Illinois University. Based on Mr. Gust’s extensive experience in and in-depth understanding for marketing, our board of directors believes that Mr. Gust has the appropriate set of skills to serve as a member of the board.

Board of Directors

Mr. Morris was appointed as a member of our board of directors, effective May 29, 2020, to fill the vacancy created by Christopher M. Savine's resignation as a member of our board of directors, effective May 27, 2020. Mr. Morris’s appointment is for the remainder of Mr. Savine’s term.

We anticipate that two additional directors who are independent under Nasdaq rules will be appointed to our board of directors subject to and effective upon the listing of our common stock on Nasdaq.

After this offering, William A. Mobley, Jr., our Chief Executive Officer and Chairman of our board of directors, individually and through Nextelligence, Inc., which is majority owned and controlled by him, will own or control in excess of       % of our outstanding common stock, assuming the underwriters do not exercise their option to purchase additional shares. This gives Mr. Mobley effective control of our company through our board of directors and permits him to decide all matters required to be presented to shareholders for vote.

Term of Office

Our amended and restated articles of incorporation provide that our board of directors will be classified into three classes of directors as nearly equal in number as possible, designated: Class I, Class II and Class III, with each director serving for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. Mr. Mobley’s current term as a director ends on the date of our annual meeting in 2021, Mr. Gust’s current term as a director ends on the date of our annual meeting in 2022 and Mr. Morris’ current term ends on the date of our annual meeting in 2023.

Director Independence

Upon the completion of this offering, we expect that our common stock will be listed on Nasdaq. We expect to be a “controlled company” under Nasdaq corporate governance standards because more than 50% of the voting power of our common stock following the completion of this offering will be held by Nextelligence, Inc. A “controlled company” may elect not to comply with certain Nasdaq corporate governance standards, including the requirements that: (i) we have a majority of our board of directors consists of “independent directors,” as defined under Nasdaq rules; (ii) we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (iii) we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Following this offering, in reliance upon the foregoing exemptions, a majority of our board of directors will not consist of independent directors, we will not have a nominating and corporate governance committee, and our compensation committee will not be composed entirely of independent directors, and we may use any of these exemptions for so long as we are a controlled company. Accordingly, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

The “controlled company” exception does not modify the independence requirements for the audit committee, and we intend to comply with the requirements of Sarbanes-Oxley Act and Nasdaq. The rules of Nasdaq permit the composition of our audit committee to be phased-in as follows: (i) one independent committee member at the time our shares are listed on Nasdaq; (ii) a majority of independent committee members within 90 days of the date of this prospectus; and (iii) all independent committee members within one year of the date of this prospectus. Thereafter, we will be required to have an audit committee comprised entirely of independent directors. We expect to appoint two independent directors to our board subject to and effective upon the listing of our common stock on Nasdaq. If at any time we cease to be a “controlled company” under Nasdaq rules, our board of directors will take all action necessary to comply with the applicable Nasdaq rules, including appointing a majority of independent directors to our board of directors and establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Our board of directors has reviewed the independence of our directors, as well as our director nominees who will join our board of directors upon the closing of the offering, based on the listing standards of Nasdaq. Based on this review, our board of directors determined that Mr. David Gust is independent within the meaning of Nasdaq rules. In making this determination, our board of directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee and a Compensation Committee. Our board of directors has adopted a written charter for the Audit Committee, but in reliance on the exemption available for controlled companies the Compensation Committee will not have a written charter addressing the committee’s purpose and responsibilities. Upon completion of this offering, a copy of the charter for the Audit Committee will be available on our website. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee will be responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm the independence of its members from its management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

●	coordinating the oversight by our board of directors of our code of business conduct and our disclosure controls and procedures

●	establishing procedures for the confidential or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and

●	reviewing and approving related-person transactions.

Upon completion of this offering, our Audit Committee will consist of Mr. David Gust. The Nasdaq rules require us to have one independent Audit Committee member upon the listing of our common stock, a majority of independent directors within 90 days of the date of this prospectus and all independent Audit Committee members within one year of the date of this prospectus. Our board of directors has affirmatively determined that Mr. David Gust meets the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 and Nasdaq rules. Our board of directors has determined that none of our independent directors qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee will be responsible for, among other matters:

●	reviewing key employee compensation goals, policies, plans and programs;

●	reviewing and approving the compensation of our directors and executive officers;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	appointing and overseeing any compensation consultants or advisors.

Upon completion of this offering, our Compensation Committee will consist of Mr. William A. Mobley, Jr. and Mr. David Gust. As a controlled company, we will rely upon the exemption from the requirement that our Compensation Committee be composed entirely of independent directors.

Risk Oversight

Our board of directors will oversee a company-wide approach to risk management. Our board of directors will determine the appropriate risk level for us generally, assess the specific risks faced by us and review the steps taken by management to manage those risks. While our board of directors will have ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, our Compensation Committee will be responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee will oversee management of enterprise risks and financial risks, as well as potential conflicts of interests. Our board of directors will be responsible for overseeing the management of risks associated with the independence of our board of directors.

Compensation Committee Interlocks and Insider Participation

All compensation and related matters after this offering will be reviewed by our Compensation Committee.

Code of Business Conduct and Ethics

Upon or prior to completion of this offering, our board of directors will adopt a Code of Business Conduct and Ethics that applies to our directors, officers and employees. Upon completion of this offering, a copy of this code will be available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation paid during the years ended June 30, 2021 and June 30, 2020 to our principal executive officer, principal financial officer and certain of our other executive officers, who are collectively referred to as “named executive officers” elsewhere in this prospectus.

Name and Principal Position	Year	Salary		Bonus	Option Awards		All Other Compensation		Total

William A. Mobley, Jr.	2021	$250,000		0	$166,096	(1)	$30,000	(2)	$446,096
Chief Executive Officer	2020	$250,000		0	0		$30,000	(2)	$280,000

Jonathan Morris	2021	$250,000		0	166,096	(1)	0		416,096
Chief Financial Officer	2020	$20,833	(3)	0					20,833

Christopher M. Savine	2020	$0	(4)	0	0		0		0
Chief Financial Officer

(1)	Options were granted on June 24, 2021 with an exercise price of $2 per share and vesting over 18 months. See discussion of Stock Based Compensation in footnote 2 of the financial statements for further detail.

(2)	Consists of an automobile allowance.

(3)	Mr. Morris became employed as our Chief Financial Officer effective May 29, 2020, one month prior to the end of the fiscal year ended June 30, 2020.

(4)	Mr. Savine took a furlough/leave of absence for the entirety of 2020; zero executive compensation was paid/accrued. Effective May 27, 2020, Mr. Savine resigned as our Chief Financial Officer and terminated the Savine Employment Agreement and his employment with us.

Equity Compensation Plan Information

The following table sets forth information as of June 30, 2021 about shares of our common stock outstanding and available for issuance under our 2021 Incentive Award Plan.

	Number of securities to be issued upon exercise of outstanding options and rights	Number of securities remaining available for future issuance under the current equity compensation plan
2021 Incentive Award Plan (1)(2)	1,792,176	4,207,824

(1)	Plan was approved by our board of directors on June 25, 2021 for officers, employees, directors and consultants, and will be submitted to the shareholders for approval at or before the next annual meeting.

(2)	The plan authorizes the granting of stock options and other awards to purchase up to 6,000,000 shares of our common stock.

2021 Incentive Award Plan

We have adopted, subject to shareholder approval, a 2021 Incentive Award Plan ("Award Plan"), which became effective on June 25, 2021. The principal purpose of the Award Plan is to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. The material terms of the Award Plan are summarized below.

Share Reserve. Under the Award Plan, 6,000,000 shares of our common stock will be initially reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance bonus awards, performance stock unit awards, dividend equivalents or other stock or cash based awards.

The following counting provisions will be in effect for the share reserve under the Award Plan:

●	to the extent that an award expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for cash, surrendered, repurchased or cancelled, in any case, in a manner that results in the company acquiring the underlying shares at a price not greater than the price paid by the participant or not issuing the underlying shares, such unused shares subject to the award at such time will be available for future grants under the Award Plan;

●	to the extent shares are tendered or withheld to satisfy any tax withholding obligation with respect to any award under the Award Plan, such tendered or withheld shares will be available for future grants under the Award Plan;

●	to the extent shares subject to stock appreciation rights are not issued in connection with the stock settlement of stock appreciation rights on exercise thereof, such shares will be available for future grants under the Award Plan;

the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Award Plan; and

●	shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the Award Plan.

In addition, the sum of the grant date fair value of all equity-based awards and the maximum that may become payable pursuant to all cash-based awards to any individual for services as a non-employee director during any calendar year may not exceed $50,000.

Administration. The compensation committee of our board of directors is expected to administer the Award Plan unless our board of directors assumes authority for administration. The board of directors may delegate its powers to a committee, which, to the extent required to comply with Rule 16b-3, is intended to be comprised of “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Award Plan provides that the board of directors or leadership development, belonging and compensation committee may delegate its authority to grant awards other than to individuals subject to Section 16 of the Exchange Act or officers or directors to whom authority to grant awards has been delegated.

Subject to the terms and conditions of the Award Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Award Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the Award Plan. Our board of directors may at any time remove the leadership development, belonging and compensation committee as the administrator and revest in itself the authority to administer the Award Plan.

Eligibility. Awards under the Award Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our subsidiaries. Such awards also may be granted to our directors. However, only employees of our company or certain of our subsidiaries may be granted incentive stock options, or ISOs.

Awards. The Award Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, restricted stock unit awards, performance bonus awards, performance stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

●	Nonstatutory Stock Options, or NSOs, will provide for the right to purchase shares of our common stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed ten years.

●	Incentive Stock Options, or ISOs, will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the Award Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

●	Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock typically may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

●	Restricted Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

●	Stock Appreciation Rights, or SARs, may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under the Award Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. SARs under the Award Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

●	Performance Bonus Awards and Performance Stock Units are denominated in cash or shares/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the administrator.

●	Other Stock- or Cash-Based Awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock- or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock- or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

●	Dividend Equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and such time as determined by the administrator. In addition, dividend equivalents with respect to an award subject to vesting will either (i) to the extent permitted by applicable law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related award.

Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals.

The Award Plan also provides that unless otherwise provided by administrator or otherwise directed by the holder of an option or SAR, each vested and exercisable option and SAR outstanding on the automatic exercise date with an exercise price per share that is less than the fair market value per share as of such date will automatically be exercised on such date.

Adjustments of Awards. The administrator has broad discretion to take action under the Award Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” the administrator will make equitable adjustments to the Award Plan and outstanding awards.

Change in Control. In the event of a change in control, unless the administrator elects to terminate an award in exchange for cash, rights or other property, or cause an award to accelerate in full prior to the change in control, such award will continue in effect or be assumed or substituted by the acquirer, provided that any performance-based portion of the award will be subject to the terms and conditions of the applicable award agreement. In the event the acquirer refuses to assume or replace awards granted, prior to the consummation of such transaction, awards issued under the Award Plan (other than any portion subject to performance-based vesting) will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. The administrator may also make appropriate adjustments to awards under the Award Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions.

Amendment and Termination. The administrator may terminate, amend or modify the Award Plan at any time and from time to time. However, we must generally obtain shareholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule), and generally no amendment may materially and adversely affect any outstanding award without the affected participant’s consent. Notwithstanding the foregoing, an option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date and options may be granted in exchange for, or in connection with, the cancellation or surrender of options having a higher per share exercise price without receiving additional shareholder approval.

No incentive stock options may be granted pursuant to the Award Plan after the tenth anniversary of the effective date of the Award Plan. Any award that is outstanding on the termination date of the Award Plan will remain in force according to the terms of the Award Plan and the applicable award agreement.

Overview of Our Fiscal 2021 Executive Compensation

Our executive compensation program consisted of the following components of compensation in 2021:

Base Salary. Each named executive officer receives a base salary for the expertise, skills, knowledge and experience they offer to our management team. Base salaries are periodically adjusted to reflect:

●	The nature, responsibilities, and duties of the officer’s position;

●	The officer’s expertise, demonstrated leadership ability, and prior performance;

●	The officer’s salary history and total compensation, including annual cash incentive awards and annual equity incentive awards; and

●	The competitiveness of the officer’s base salary.

Each named executive officer’s base salary for the fiscal year of 2021 is listed in the 2021 Summary Compensation Table.

Equity Incentive Awards.

Pursuant to the Award Plan, we granted Mr. Mobley options to purchase an aggregate of 250,008 shares of our common stock at an exercise price of $2.00 per share on June 25, 2021. A total of 41,668 options vested on July 1, 2021, and then 1/18th of the remaining unvested options vest on the first day of each month, beginning August 1, 2021 and continuing each successive month until the option is 100% vested.

We issued Mr. Mobley warrants to purchase an aggregate of 5,000,000 shares of our common stock at an exercise price of $0.25 per share on October 19, 2012 and warrants to purchase 5,000,000 shares of our common stock at an exercise price of $0.25 per share on December 31, 2012. Such warrants expire on October 18, 2022 and December 30, 2022, respectively.

Pursuant to the Award Plan, we granted Mr. Morris options to purchase an aggregate of 250,008 shares of our common stock at an exercise price of $2.00 per share on June 25, 2021. A total of 41,668 options vested on July 1, 2021, and then 1/18th of the remaining unvested options vest on the first day of each month, beginning August 1, 2021 and continuing each successive month until the option is 100% vested.

We sold Mr. Morris, for $50.00, warrants to purchase 100,000 shares of our common stock at an exercise price of $1.75 per share. The warrants vested ratably over 12 months from May 29, 2020 and expire on May 29, 2023.

We sold Mr. Savine, for $50.00, warrants to purchase an aggregate of 675,000 shares of our common stock at an exercise price of $0.60 per share on May 3, 2016 and warrants to purchase 675,000 shares of our common stock at an exercise price of $0.60 per share on May 8, 2017. Such warrants expire on April 30, 2027 and April 30, 2028, respectively.

Other Benefits. We are obligated to provide to one or more of the named executive officers with an automobile allowance. In the fiscal year ended June 30, 2021, we paid Mr. Mobley an automobile allowance of $30,000.

Employment Agreements

On July 1, 2013, we entered into an employment agreement with William A. Mobley, Jr., pursuant to which Mr. Mobley agreed to act as our Chief Executive Officer, which employment agreement was initially amended on July 1, 2014 and amended for a second time on July 1, 2019 (as amended, the “Mobley Employment Agreement”). Pursuant to the terms of the Mobley Employment Agreement, Mr. Mobley is entitled to receive an annual salary of $250,000 and an automobile allowance of $2,500 per month. The term of the Mobley Employment Agreement continues until June 30, 2024. An annual cash bonus may be paid at the discretion of our board of directors. Pursuant to the terms of the Mobley Employment Agreement, Mr. Mobley may only be terminated by us upon his death, disability or for cause, as defined in the Mobley Employment Agreement.

Effective May 29, 2020, we entered into an employment agreement with Mr. Jonathan Morris to serve as our Chief Financial Officer (the “Morris Employment Agreement”). The initial term of the Morris Employment Agreement expired on May 29, 2021. The Morris Employment Agreement automatically renews on a month-to-month basis until either party terminates it. Under the Morris Employment Agreement, Mr. Morris received an annual salary of $250,000 during the initial one-year term, and he receives $250,000 per annum thereafter until a new extension is executed between the parties. In conjunction with Mr. Morris entering into the employment agreement, we sold Mr. Morris, for $50.00, a warrant to purchase 100,000 shares of our common stock, exercisable at $1.75 per share. The warrants vest ratably over 12 months from the effective date of the Morris Employment Agreement, and expire on May 29, 2023. Mr. Morris also has the option to receive additional warrants in lieu of a pro-rated portion of his annual salary on a one warrant per $1 basis. Each such additional warrant will also have an exercise price of $1.75, vest immediately and expire 36 months from the date of issuance. An annual bonus may be paid at the discretion of our board of directors. If Mr. Morris is terminated by us as a result of death, permanent disability or for cause, or if Mr. Morris terminates his employment for other than good reason, he shall receive payment in respect of compensation earned but not yet paid. If Mr. Morris is terminated by us other than due to his death, disability or for cause, or if Mr. Morris terminates his employment for good reason, he will receive as severance: (i) continued payment of 12 months of his base salary then in effect; (ii) a lump sum payment of the prorated portion of any bonus earned for that year; (iii) accelerated vesting of 50% of unvested warrants; and (iv) continued health insurance coverage then in effect for 12 months following the date of termination. Under the Morris Employment Agreement, while Mr. Morris is employed by us and for a period of one year from and after the date that his employment by us ceases or terminates for any reason, he is prohibited from directly or indirectly competing against us.

Effective April 28, 2017, we entered into a new employment agreement with Mr. Savine which replaced a previous employment agreement (the “Savine Employment Agreement”). The initial term of the Savine Employment Agreement expired on April 27, 2018, after which the Savine Employment Agreement automatically renews on a month-to-month basis until either party terminates it. Under the Savine Employment Agreement, Mr. Savine received an annual salary of $150,000 during the initial one-year term, and he receives $250,000 per annum thereafter until a new extension is executed between the parties. In conjunction with Mr. Savine entering into the Savine Employment Agreement, we sold Mr. Savine, for $50.00, a warrant to purchase 675,000 of our shares of common stock, exercisable at $0.60 per share at any time subsequent to May 1, 2018 and expiring on April 30, 2028. An annual bonus may be paid at the discretion of our board of directors. If Mr. Savine is terminated by us as a result of death or permanent disability or if Mr. Savine terminates his employment for good reason, he shall receive payment in respect of compensation earned but not yet paid. If Mr. Savine is terminated by us other than due to his death or disability or for cause, we would be obligated to pay him at the rate of $250,000 per annum for a period of six months subsequent to the date of termination. Effective July 1, 2018, the Mr. Savine took a voluntary unpaid leave of absence from his role and responsibilities as Chief Financial Officer, and therefore the Company did not pay or accrue any executive compensation related to Mr. Savine during 2019.

Effective May 27, 2020, Mr. Savine resigned as our Chief Financial Officer and terminated the Savine Employment Agreement and his employment with us. His resignation was for other than good reason, as defined in the Savine Employment Agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding all outstanding equity awards held by our named executive officers as of June 30, 2021.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

William A. Mobley, Jr.	0	250,008	$2.00	June 24, 2031

Jonathan Morris	0	250,008	$2.00	June 24, 2031

Option Exercises and Stock Vested

No officers or directors exercised options and no stock vested during the fiscal year of 2021.

Non-Executive Director Compensation

The non-executive members of our board of directors have not received any compensation prior to this offering and no arrangements have been entered into in relating to compensation after this offering. Following this offering, our board of directors will establish a compensation package for the non-executive members of our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or the board of directors of any other entity that has one or more officers serving as a member of our board of directors.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From July 30, 2017 through October 31, 2019, we deferred some of William A. Mobley, Jr.’s compensation, including all of his compensation in 2018. As of June 30, 2021, his accrued compensation total was $377,893. As of June 30, 2021, we also owed Mr. Mobley $13,670 in accounts payable for miscellaneous supplies. On January 3, 2017, our board of directors approved the payment of the deferred compensation and repayment of the amount due in accounts payable in shares of our common stock in lieu of cash at the price of $0.25 per share, at Mr. Mobley's sole discretion.

As of June 30, 2021, we owed Nextelligence $200,026 for cash collected on behalf of Nextelligence from sales that occurred prior to June 30, 2017. On January 3, 2017, our board of directors approved the repayment of the amount due in accounts payable in shares of our common stock in lieu of cash at the price of $0.25 per share, at Nextelligence's sole discretion.

On June 30, 2011, we entered into a Technology License and Development Agreement, which was amended and restated on October 19, 2012, amended on July 1, 2013 and amended and restated a second time on July 31, 2014, and effective as of July 1, 2014 (as amended, the “Technology Agreement”), with Nextelligence, which is majority owned and controlled by William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman of our board of directors. The Technology Agreement provides us with an exclusive license to certain technology from Nextelligence and for Nextelligence to provide all further development, improvement, modification, maintenance, management and enhancement services related to such technology. Nextelligence is our parent entity by virtue of its ownership of more than 53% of our outstanding common stock prior to this offering.

Pursuant to the Technology Agreement, we issued 20,004,000 shares of our common stock to Nextelligence. The Technology Agreement also requires us to issue Nextelligence a warrant to purchase 4,000,000 shares of our common stock for each 2,000,000 subscriptions sold over 10,000,000. The Technology Agreement expires on June 30, 2054, unless it's terminated earlier based on termination events as defined in the Technology Agreement.

On July 1, 2018, we signed a revolving convertible note agreement with Nextelligence, which was amended and restated as of July 2, 2018, for an amount up to $500,000; with any borrowings on this loan being at our complete discretion. Outstanding principal accrued interest at 12% per annum, and was due and payable on July 1, 2020. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest was convertible into shares of our common stock at a conversion price of $0.25 per share. The loan matured on July 1, 2020, was in default and remained as an on-demand liability of ours until June 30, 2021. On June 30, 2021, we entered into a new revolving convertible promissory note with Nextelligence for an amount up to $2,500,000; with any borrowings on this loan being at our complete discretion. Outstanding principal accrues interest at 12% per annum, and is due and payable on June 30, 2024. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our common stock at a conversion price of $0.25 per share. As of June 30, 2021, the outstanding principal due to Nextelligence was $1,431,895.

In June 2016, William A. Mobley, Jr. loaned us $111,000, at an interest rate of 12% per annum. The loan matured on December 31, 2017, was in default and remained as an on-demand liability of ours until June 30, 2021. In December 2016, we repaid $11,000 in outstanding principal. We also repaid approximately $50,000 during the fiscal year-end June 30, 2018. The loan was convertible into shares of common stock at a conversion price of $0.25 per share. On June 30, 2021, we entered into a new convertible promissory note with Mr. Mobley for a loan in the principal amount of $82,509. Outstanding principal accrues interest at 12% per annum, and is due and payable on June 30, 2024. In lieu of repayment, at Mr. Mobley's option, all or part of the outstanding principal and accrued interest is convertible into shares of our common stock at a conversion price of $0.25 per.

Between July 2017 and December 2018, Public Wire, LLC, a wholly-owned subsidiary of Nextelligence, loaned us in various installments a total of $80,450. The notes representing the loan matured on dates ranging from April 1, 2019 to January 1, 2020. The loan was in default and remained as an on-demand liability of ours until June 30, 2021. On June 30, 2021, we entered into a new promissory note with Public Wire, LLC for a loan in the principal amount of $89,139. Outstanding principal accrues interest at 12% per annum, and is due and payable on June 30, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 22, 2021, certain information concerning the beneficial ownership of our common stock by: (i) each shareholder known by us to own beneficially five percent or more of our outstanding common stock or series a common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. As of October 22, 2021, we had 35,978,376 shares of common stock outstanding.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage Total Voting Power Before Offering	Percentage Total Voting Power After Offering

William A. Mobley, Jr. (2)	44,156,389	73.73%		%

Jonathan Morris (3)	176,390	* %	*	%

David Gust	0	0%	0%

All officers and directors as a Group (three persons)	44,332,779	73.80%		%

Nextelligence, Inc. (4)	27,181,080	61.9%		%

Telebrands Corp. (5)	4,004,000	10.01%		%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of such individual is c/o FreeCast, Inc., 6901 TPC Drive, Suite 200, Orlando, Florida 32822.

(2)	Consists of: (i) 991,138 shares of common stock held of record by Mr. Mobley; (ii) 337,529 shares of common stock underlying an immediately convertible promissory note held by Mr. Mobley; (iii) 19,247,085 shares of common stock held of record by Nextelligence, Inc., for which William A. Mobley, Jr. is an officer, director and majority shareholder; (iv) 10,000,000 shares of common stock underlying immediately exercisable warrants held of record by Mr. Mobley; (v) 7,133,891 shares of common stock underlying an immediately convertible promissory note held by Nextelligence, Inc., for which William A. Mobley, Jr. is an officer, director and majority shareholder; (vi) 4,000 shares of common stock held of record by Telebrands for which Mr. Mobley acts as trustee pursuant to a Voting Trust Agreement; (vii) 76,390 shares of common stock underlying immediately exercisable options held of record by Mr. Mobley; (viii) 1,566,252 shares of common stock underlying immediately convertible deferred compensation and an account payable owed to Mr. Mobley; (ix) 800,104 shares of common stock underlying an immediately convertible accounts payable owed to Nextelligence, Inc., for which William A. Mobley, Jr. is an officer, director and majority shareholder; and (x) 4,000,000 shares of common stock underlying immediately exercisable warrants held of record by Telebrands for which Mr. Mobley acts as trustee pursuant to a Voting Trust Agreement. Mr. Mobley may be deemed to be the beneficial owner of the securities held of record by Telebrands and subject to the Voting Trust Agreement by virtue of his position as trustee thereof. Mr. Mobley disclaims beneficial ownership of the securities held of record by Telebrands for which he acts as trustee pursuant to the Voting Trust Agreement.

(3)	Consists of: (i) 100,000 shares of common stock underlying immediately exercisable warrants held of record by Mr. Morris; and (ii) 76,390 shares of common stock underlying immediately exercisable options held of record by Mr. Morris.

(4)	Consists of: (i) 19,247,085 shares of common stock held of record by Nextelligence, Inc.; (ii) 800,104 shares of common stock underlying an immediately convertible accounts payable owed to Nextelligence, Inc.; and (iii) 7,133,891 shares of common stock underlying an immediately convertible promissory note held by Nextelligence, Inc. William A. Mobley, Jr. is an officer, director and majority shareholder of Nextelligence, Inc.

(5)	Represents 4,000 shares of common stock and 4,000,000 shares of common stock underlying immediately exercisable warrants held of record by Telebrands for which Mr. Mobley acts as trustee pursuant to a Voting Trust Agreement. Voting and investment power over the securities subject to the Voting Trust Agreement are exercised by Mr. Mobley in his capacity as trustee pursuant to the Voting Trust Agreement. See “ - Voting Trust Agreement” below.

Voting Trust Agreement

On October 15, 2012, we entered into a Voting Trust Agreement with Telebrands and William A. Mobley, Jr. The Voting Trust Agreement appoints William A. Mobley, Jr. as the trustee of all the shares of our common stock owned by Telebrands at any time (the “Entrusted Shares”). Telebrands currently owns 4,000 shares of our common stock and warrants to purchase up to 20,000,000 shares of our common stock (of which only 4,000,000 are earned and currently exercisable until October 14, 2022). Pursuant to the Voting Trust Agreement, Mr. Mobley is entitled to exercise all rights relating to the voting and disposition of the Entrusted Shares, provided, however, Mr. Mobley is not allowed to effect a disposition or permit registration of the Entrusted Shares with the Securities and Exchange Commission or any state securities administrators unless Nextelligence, Inc., which is majority owned and controlled by Mr. Mobley, simultaneously effects a disposition or permits registration of an identical proportion of our voting securities held by Nextelligence on the same terms and conditions. In addition, Mr. Mobley may not permit a disposition or registration of any voting securities of the Company that Nextelligence holds unless he simultaneously effects a disposition or registration of an identical proportion of the Entrusted Shares on the same terms and conditions.

The term of such trust ends upon the earlier to occur, of: (i) Mr. Mobley ceases to be an affiliate of the Company, as defined in the Voting Trust Agreement; or (ii) the disposition of all of the Entrusted Shares.

We are obligated to indemnify Mr. Mobley against any liabilities, damages, claims, taxes, deficiencies, assessments, losses, penalties, interest, costs and expenses paid or incurred by him in connection with the Voting Trust Agreement, unless those paid or incurred are a result of the gross negligence, willful misconduct or bad faith of Mr. Mobley.

DESCRIPTION OF SECURITIES

General

Our charter authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

As of June 30, 2021, we had 34,873,376 shares of our common stock outstanding. Holders of our common stock are entitled to elect the class of directors that are up for election in a given year, and each share of our common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. All matters, other than the election of directors, at meetings of shareholders are decided by a majority of the votes cast at such meeting, either in person or by proxy.

Shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of our common stock can elect all directors entitled to be elected.

Preferred Stock

No shares of preferred stock are currently outstanding. Our board of directors may designate the authorized but unissued shares of the Preferred Stock with such rights and privileges as our board of directors may determine. As such, our board of directors may issue 5,000,000 preferred shares and designate the conversion, voting and other rights and preferences without notice to our shareholders and without shareholder approval.

Transfer Agent

The transfer agent for our common stock is Issuer Direct Corporation, Raleigh, North Carolina.

Listing

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “CAST.”

Holders

As of June 30, 2021, there were 34,873,376 shares of common stock outstanding, which were held by approximately 151 record shareholders.

Shares Eligible For Future Sale

Prior to this offering, there has been no market for our common stock, and a liquid trading market for our common stock may not develop or be sustained after this offering. Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our common stock. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our common stock in the public market after the restrictions lapse. This may adversely affect the prevailing market prices for our shares of common stock, and our ability to raise equity capital in the future. Although we have applied to have our common stock approved for listing on the Nasdaq Capital Market under the symbols “CAST,” we cannot assure you that there will be an active public market for our common stock.

Based on the number of shares outstanding as of the date of this prospectus, upon completion of this offering, ________ shares of common stock will be outstanding, or_________ if the over-allotment option is exercised in full. Of the shares to be outstanding immediately after the completion of this offering, the ________ shares of common stock sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock will be “restricted securities” under Rule 144.

Subject to the lock-up agreements described below and the provisions of Rule 144 and 701 under the Securities Act, these restricted securities will be available for sale in the public market as follows:

Date Available for Sale	Shares Eligible for Sale	Description
Date of Prospectus		Shares sold in the offering that are not subject to a lock-up

90 Days after Date of Prospectus		Shares saleable under Rules 144 and 701 that are not subject to a lock-up

180 Days after Date of Prospectus		Lock-up released; shares saleable under Rules 144 and 701

In addition, of the _______ shares of our common stock that are issuable upon the exercise of stock options outstanding as of the date of this prospectus, _______ options to purchase shares of common stock were exercisable as of that date, and upon exercise these shares will be eligible for sale subject to the lock-up agreements described below and/or Rules 144 and 701 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the reporting requirements under the Exchange Act for at least 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

An affiliate of ours who has beneficially owned restricted shares of our common stock for at least one year (or six months, provided that such sale occurs after we have been subject to the reporting requirements under the Exchange Act for at least 90 days) would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of shares of our common stock then outstanding; or

●	the average weekly trading volume of shares of our common stock on the Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, executive officers or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares.

Lock-up Agreements

We, all of our directors, officers and holders of one percent (1%) or more of our common stock or securities exercisable for or convertible into our common stock outstanding immediately prior to this offering have entered into lock-up agreements with respect to the disposition of their shares. See “Underwriting — Lock-Up Agreements” for additional information.

Equity Incentive Plan

We intend to file one or more registration statements on Form S-8 under the Securities Act to register our shares issued or reserved for issuance under our 2021 Incentive Award Plan. The first such registration statement is expected to be filed soon after the date of this prospectus and will automatically become effective upon filing with the SEC. Accordingly, shares registered under such registration statement will be available for sale in the open market, unless such shares are subject to vesting restrictions with us or the lock-up restrictions described above.

Registration Rights

The following table provides information about certain warrants issued to certain of our executive officers and employees that have registration rights. The registration rights contained in the warrants permit the holder of the warrant, at any time and from time to time, to require us to register the warrant and the shares underlying the warrant. Such persons have entered into lock-up agreements pursuant to which they will not be permitted to sell our securities for 180 days after the closing of this offering.

Name	Shares Underlying Warrant	Date Exercisable	Exercise Price	Termination Date
William A. Mobley, Jr.	2,500,000	July 16, 2016	$0.25	October 18, 2022
William A. Mobley, Jr.	2,500,000	July 16, 2017	$0.25	October 18, 2022
William A. Mobley, Jr.	2,500,000	July 16, 2016	$0.25	December 30, 2022
William A. Mobley, Jr.	2,500,000	July 16, 2017	$0.25	December 30, 2022
Gary D. Lipson	2,500,000	July 16, 2016	$0.25	November 15, 2022
Gary D. Lipson	2,500,000	July 16, 2017	$0.25	November 15, 2022

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC acting as the underwriters and book running manager with respect to this offering (“Maxim” or the “Representative”). Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters and the underwriters have agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus.

The underwriters are committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

Underwriters	Number of Shares
Maxim Group LLC
Total

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the closing of the offering permits the underwriters to purchase a maximum of ___ additional shares (15% of the total number of shares offered in this offering) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, it will purchase shares covered by the option at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $_____ and the total net proceeds, before expenses, to us will be $____.

Discount

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total With No Exercise of Over- Allotment Option	Total With Full Exercise of Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (8%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriters propose to offer the shares offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $            per share. If all of the shares offered by us are not sold at the public offering price per share, the underwriters may change the offering price per share and other selling terms by means of a supplement to this prospectus.

We will pay the out-of-pocket accountable expenses of the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriters will be returned to the extent that offering expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We have agreed to pay the underwriters’ reasonable accountable expenses relating to the offering, including (a) all filing fees incurred in clearing this offering with FINRA; (b) fees, expenses and disbursements relating to background checks of our officers and directors; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (d) stock transfer or stamp taxes, if any, payable upon the transfer of shares of our common stock to the underwriters; (e) the costs associated with bound volumes of the public offering materials as well as Lucite cube mementos; (f) the cost associated with the underwriter’s use of book-building and compliance software for the offering, (g) the underwriters’ actual accountable road show expenses for the offering; and (h) in the event of a closing, up to $165,000 for the fees of the underwriters’ counsel (for which we have paid a $25,000 advance) and up to $50,000 in the event there is not a closing (inclusive of the $25,000 advance).

We have granted to the underwriters an irrevocable right of first participation to act as a co-manager with at least 75.0% of the economics for any and all future public and private equity and debt (excluding commercial bank debt) offerings until eighteen (18) months after completion of this offering.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $___.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Representative Warrants

We have agreed to issue the Representative Warrants to the Representative, which enables the Representative to purchase up to a total of 8% of the shares of common stock sold in this offering, at an exercise price equal to 110% of the public offering price). The Representative Warrants are exercisable commencing on a date which is 180 days from the effective date of the registration statement relating to this offering, and will expire on a date which is no more than five (5) years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The Representative Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Representative (or its permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. In addition, the Representative Warrants provide for unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock during the five year period from the commencement of sales of this offering. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the Representative Warrants exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Lock-Up Agreements

We and our directors, officers and holders of one percent (1%) or more of our outstanding shares of common stock as of the effective date of the registration statement related to this offering (and all holders of securities exercisable for or convertible into shares of common stock) shall enter into customary “lock-up” agreements in favor of Maxim pursuant to which such persons and entities shall agree, for a period of 180 days after the effective date of the registration statement related to this offering, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without Maxim’s prior written consent, including the issuance of shares of common stock upon the exercise of currently outstanding convertible securities.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters that will make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the Registration Statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over- allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock or warrants in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Determination of Offering Price

Prior to this offering, there has been no public market for our common stock. The initial public offering price will be negotiated between the underwriters and us. In determining the initial public offering price of our common stock, the underwriters will consider, among other things:

●	the prospects for our company and the industry in which we operate;

●	our financial information;

●	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

●	the prevailing conditions of U.S. securities markets at the time of this offering;

●	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies;

●	our past and present financial and operating performance; and

●	other factors deemed relevant by us and the underwriters.

Neither we nor the underwriters can assure investors that an active trading market will develop for our common shares, or that the shares will trade in the public market at or above the initial public offering price.

Miscellaneous

A prospectus in electronic format may be made available on websites maintained by the underwriters. These websites and the information contained on these websites, or connected to these websites, are not incorporated into and are not a part of this prospectus. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Bahnsen Legal Group, PLLC, Boca Raton, Florida. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

Sadler, Gibb & Associates, LLC, independent registered public accounting firm, has audited our financial statements at June 30, 2021 and 2020 and for each of the two years in the period ended June 30, 2021 as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Sadler, Gibb & Associates, LLC’s report which includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of common stock being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Certain portions of the registration statement have been omitted as allowed by the rules and regulations of the SEC. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. You may read and copy the registration statement, including exhibits and schedules filed with it, and reports or other information we may file with the SEC from the SEC’s Internet site at www.sec.gov.

Upon completion of this offering, we will become subject to information and periodic reporting requirements of the Exchange Act and we will file annual, quarterly and current reports, proxy statements, and other information with the SEC.

FreeCast, Inc.

Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of FreeCast, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of FreeCast, Inc. (“the Company”) as of June 30, 2021 and 2020, the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB an in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) related to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Accounting for Convertible Debt

As of June 30, 2021 and 2020, the Company had $1.5 million and $488 thousand, respectively, of principal in convertible debt outstanding as described in Notes 7 and 8 to the financial statements. The accounting for these transactions required management to assess as to whether any embedded features required bifurcation and separate valuation. Additionally, the transactions required management to perform an analysis on the embedded conversion features to discern whether such conversion features were beneficial conversion features requiring separate classification within equity in the financial statements. During the years ended June 30, 2021 and 2020, the Company recognized a total of approximately $873 thousand and $230 thousand, respectively, related to the determined beneficial conversion features.

Auditing management’s determination of the accounting for these transactions was challenging due to the complexity and significant judgement involved in assessing the embedded features of the convertible notes for separate accounting and assessing the determination of whether the conversion feature should be accounted for as a beneficial conversion feature within equity in the financial statements.

To test the Company’s determination of the accounting for the convertible debt, our audit procedures included, among others:

●	We inspected the related debt agreements and tested management’s application of the relevant accounting guidance.
●	We tested the value of the recognized beneficial conversion features by assessing the reasonableness of the assumptions used in the valuation and recalculated such amounts.
●	We tested the completeness and accuracy of the underlying data supporting the significant assumptions and estimates.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2019.

Draper, UT

September 14, 2021

FREECAST, INC.

BALANCE SHEETS

	June 30, 2021	June 30, 2020
ASSETS
Current assets:
Cash	$309,760	$1,283,337
Accounts receivable, net	73,699	10,033
Inventory	28,685	18,706
Other currents assets	8,290	1,182
Total Current assets	420,434	1,313,258
NON-CURRENT ASSETS:
Property and equipment, net	74,119	17,530
Intangible assets, net	814,366	84,575
Security Deposit	126,145	-
Deferred S-1 offering costs	-	207,661
Operating lease, right-of-use assets	190,438	-
Financing lease, right-of-use assets	3,544	5,224
Total non-current assets	1,208,612	314,990
TOTAL ASSETS	$1,629,046	$1,628,248
LIABILITIES AND STOCKHOLDERS’ DEFICIT:

CURRENT LIABILITIES:
Account payable and accrued expenses	$1,602,053	$844,807
Accounts payable and accrued expenses - related party	596,899	848,636
Current portion of operating lease obligations	64,818	-
Current portion of finance lease obligations	1,192	1,048
Convertible notes payable 850– related party	-	49,982
Revolving convertible notes payable, net of debt discount	-	436,624
Notes payable – related party	-	66,380
Notes payable – current	25,000	339,789
Current portion of deferred revenue	171,029	278,545
Total Current Liabilities	2,460,991	2,865,811

LONG TERM LIABILITIES:
Deferred revenue, net of current portion	272,649	291,231
Notes payable, net of current portion	1,015,256	725,111
Notes payable - related party, net of current portion	89,139	-
Convertible notes payable – related party, net of current portion	82,509	-
Revolving convertible notes payable - related party, net of current portion and debt discount	698,166	-
Operating lease obligations, net of current portion	126,546	-
Finance lease obligations, net of current portion	3,404	4,690
Total Long-Term Liabilities	2,287,669	1,021,032

TOTAL LIABILITIES	4,748,660	3,886,843
STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; and zero shares issued and outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 authorized, 34,873,376 and 33,751,626 shares issued and outstanding, respectively	3,500	3,377
Additional paid-in capital	19,293,405	13,515,001
Accumulated deficit	(22,416,519)	(15,776,973)
TOTAL STOCKHOLDERS’ DEFICIT	(3,119,614)	(2,258,595)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,629,046	$1,628,248

The accompanying notes are an integral part of these financial statements

FREECAST, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended
	June 30, 2021	June 30, 2020
REVENUE:
Subscription	$486,231	$307,302
Product Sales	202,730	297,198
Other Revenue	3,643	2,307
TOTAL REVENUE	692,604	606,807

COST OF REVENUE:
Cost of Revenue	330,015	309,702
TOTAL COST OF REVENUE	330,015	309,702

GROSS PROFIT	362,589	297,105

OPERATING EXPENSES:
Compensation and benefits	3,407,234	1,094,557
Sales and marketing expense	879,591	1,096,028
General and administrative	2,434,287	1,214,137
TOTAL OPERATING EXPENSES	6,721,272	3,404,722

LOSS FROM OPERATIONS	(6,358,683)	(3,107,617)

OTHER INCOME (EXPENSE):
Interest expense	(278,451)	(618,462)
Other income	(2,412)	-
Gain on the extinguishment of debt	-	780,022
TOTAL OTHER INCOME (EXPENSE)	(280,863)	161,560

LOSS BEFORE INCOME TAX	(6,639,546)	(2,946,057)

Income tax expense (benefit)	-	-

NET LOSS	$(6,639,546)	$(2,946,057)

Loss per common share – basic	$(0.19)	$(0.09)

Weighted average common shares outstanding – basic	34,595,177	33,217,828

The accompanying notes are an integral part of these financial statements

FREECAST, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR YEARS ENDED JUNE 30, 2021 AND 2020

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance as of June 30, 2019	31,491,626	$3,150	$9,442,887	$(12,830,916)	$(3,384,879)

Common stock issued for cash	2,260,000	227	3,759,773	-	3,760,000
Stock based compensation	-	-	27,670		27,670
Beneficial conversion feature	-	-	284,671	-	284,671
Net loss	-	-	-	(2,946,057)	(2,946,057)
Balance as of June 30, 2020	33,751,626	$3,377	$13,515,001	$(15,776,973)	$(2,258,595)

Common stock issued for cash	1,121,750	123	3,948,877		3,949,000
Stock based compensation			922,637		922,637
Beneficial conversion feature			906,890		906,890
Net loss				(6,639,546)	(6,639,546)
Balance as of June 30, 2021	34,873,376	$3,500	$19,293,405	$(22,416,519)	$(3,119,614)

The accompanying notes are an integral part of these financial statements

FREECAST, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended,
	June 30, 2021	June 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(6,639,546)	$(2,946,057)

Reconciliation of net loss to net cash used in operating activities
Depreciation and amortization expense	54,417	27,997
Amortization of right-of-use assets, operating	35,490	19,757
Amortization of right-of-use assets, financing	1,680
Gain on the forgiveness of debt	-	(780,022)
Stock based compensation	922,637	27,670
Amortization of debt discount	141,784	467,489
Amortization of beneficial conversion feature	33,177	54,671
Common Stock issued for services	-	-
Expenses paid by related party	15,713	10,259
Changes in operating assets and liabilities:
Accounts Receivable	(63,666)	18,454
Inventory	(9,979)	(18,706)
Other current assets	(7,108)	2,914
Security deposit	(126,145)	-
Right-of-use liabilities, operating	(34,564)	(19,861)
Deferred offering costs	207,661	(207,661)
Accounts payable and accrued expenses	782,602	280,290
Accounts payable and accrued expenses related party	(76,693)	34,057
Deferred revenue	(126,098)	396,611

NET CASH USED IN OPERATING ACTIVITIES	(4,888,638)	(2,632,138)

CASH FLOWS FROM INVESTING ACTIVITIES:

Capitalization of software development costs	(764,407)	(105,000)
Purchase of property and equipment	(76,390)	(13,795)

NET CASH USED IN INVESTING ACTIVITIES	(840,797)	(118,795)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	3,949,000	3,760,000
Payments on finance leases	(1,142)	(782)
Proceeds from notes payable - related party	858,000	219,742
Repayments on notes payable - related party	-	(52,684)
Proceeds from notes payable	-	339,900
Repayments on notes payable	(50,000)	(275,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES:	4,755,858	3,991,176

Net change in cash	(973,577)	1,240,243

Cash and cash equivalents, beginning of period	1,283,337	43,094

Cash and cash equivalents, end of period	$309,760	$1,283,337

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$2,500
Cash paid of income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of beneficial conversion feature	$873,713	$230,000
Implementation of new leasing standard	$225,928	$26,381
Capitalized interest	$200,400	$-

The accompanying notes are an integral part of these financial statements

FREECAST, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

Note 1 – Organization and Description of Business

FreeCast, Inc. (the “Company”) developed and markets an interactive digital media guide that facilitates access to a virtual library of entertainment media. The Company is based in Orlando, Florida and was founded in 2011 as a Florida Corporation. The Company’s primary products are SmartGuide and Select TV. Both SmartGuide and Select TV utilize the Company-designed proprietary technology that searches, and aggregates internet distributed streaming media into an electronic media guide. SmartGuide is licensable to brands/manufacturers of devices with large online user bases, while Select TV is a retail package that is sold by monthly and/or annual subscriptions.

Going Concern

The Company’s has incurred recurring losses from operations since inception, accumulating a deficit of approximately $22.42 million as of June 30, 2021. For the fiscal years ended June 30, 2021 and 2020, the Company incurred net losses of approximately $6.64 million and $2.95 million, respectively. The Company may incur additional losses and negative operating cash flows in the future. Failure to generate sufficient revenues, reduce spending or raise additional capital could adversely affect the Company’s ability to achieve its intended business objectives. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

Since the inception of the Company in 2011, the operations of the Company have been funded primarily through sales of common stock to private investors, debt financing, and exchange of common stock for services received by the Company. Management cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that the Company raises additional funds by issuing equity securities, the Company’s stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company’s ability to conduct business.

The accompanying financial statements for the fiscal years ended June 30, 2021 and 2020 have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. During the 2022 fiscal year, management intends to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company’s needs. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

COVID-19

There have been recent outbreaks in several countries, including the United States, of the highly transmissible and pathogenic coronavirus (“COVID-19”). The outbreak of such Covid-19 resulted in a widespread health crisis that adversely affected general commercial activity and the economies and financial markets of many countries, including the United States. Although to date, the Company has not been adversely affected by Covid-19, the measures taken by the governments of countries affected could adversely affect the Company’s business, financial condition, and results of operations.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

Use of Estimates

The preparation of these financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and disclosure in the accompanying notes. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: accounts receivable realization, the valuation allowance on deferred tax assets, the valuation of the Company’s common stock, and revenue recognition.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents include bank demand deposits, marketable securities with maturities of three months or less at purchase, and money market funds that invest primarily in certificates of deposits, commercial paper and U.S. government and U.S. government agency obligations. Cash equivalents are reported at fair value.

Accounts receivable

Accounts receivables are carried at original invoice amount less an estimate made for holdbacks and doubtful receivables based on a review of all outstanding amounts. The Company determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions and set up an allowance for doubtful accounts when collection is uncertain. Customers’ accounts are written off when all attempts to collect have been exhausted. Recoveries of accounts receivable previously written off are recorded as income when received. The balance of allowance for doubtful accounts at June 30, 2021 and June 30, 2020 of $245,240 and $245,240, respectively.

Inventory

Merchandise inventory consists solely of finished goods and is valued at the lower of cost (first-in, first-out) or net realizable value. As of June 30, 2021 and 2020, the amount recognized as inventory aggregated $28,685, and $18,706, respectively. We regularly review our inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated forecast of product demand and our ability to sell the product(s) concerned. Demand for our products can fluctuate significantly. Factors that could affect demand for our products include unanticipated changes in consumer preferences, general market conditions or other factors, which may result in a reduction in the rate of orders and reorders placed by customers. Additionally, our management’s estimates of future product demand may be inaccurate, which could result in an understated or overstated provision required for excess and obsolete inventory. As of June 30, 2021 and 2020, the reserve for inventory obsolescence aggregated $0 and $0, respectively.

Property and Equipment

Property and Equipment are stated at cost, less accumulated depreciation. Depreciation is determined on a straight-line basis over the estimated useful lives of the assets, which generally range from three to five years. Maintenance and repairs are charged against expense as incurred.

Leases

Effective July 1, 2019, we adopted ASC 842, Leases. Under ASC 842, we determine if a contractual arrangement is, or contains, a lease at the inception date. Right-of-use (“ROU”) assets and liabilities related to operating leases and finance leases are separately reported in the balance sheets.

ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the lease term. When the rate implicit to the lease cannot be readily determined, we utilize our incremental borrowing rate in determining the present value of the future lease payments. The incremental borrowing rate is derived from information available at the lease commencement date and represents the rate of interest that a lessee would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term in a similar economic environment. Operating lease ROU assets also include any cumulative prepaid or accrued rent when the lease payments are uneven throughout the lease term.

The ROU assets and lease liabilities may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option.

Lease liabilities are increased by interest and reduced by payments each period, and the ROU asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the ROU asset result in straight-line rent expense over the lease term. Variable lease expenses are recorded when incurred.

Intangible Assets

Intangible assets are comprised of application software development costs and for internal use are capitalized and amortized over an estimated useful life of three years. Costs related to the design or maintenance of internal-use software and application development are expensed as incurred.

Impairment of Long-lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable as prescribed by ASC Topic 360-10-05. “Property, Plant and Equipment”. If the carrying amount of the asset, including any intangible assets associated with that asset, exceeds it’s estimated undiscounted net cash flow, before interest, the Company will recognize an impairment loss equal to the difference between it carrying amount and its estimated fair value. As of June 30, 2021 and 2020, the Company recognized $0 and $0, respectively, in impairment losses.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes,” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FASB issued ASC 740-10 “Accounting for Uncertainty in Income Taxes”. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

In the twelve months ended June 30, 2021, the effective rate also included disallowed expenses used to substantiate the expected forgiveness of the loan secured under the Paycheck Protection Program (the “PPP”) established under the Coronavirus Aid, Relief and Economic Security Act enacted March 27, 2020 (the “CARES Act”). Accordingly, loan proceeds used to pay for payroll and select overhead costs may substantiate the forgiveness of the PPP loan but become non-deductible expenses for tax purpose

Revenue Recognition

Subscription Revenue

The Company generates subscription revenue through new and renewal sales of Select TV, which operates as the successor product to Rabbit TV and Rabbit TV Plus, as well as the SmartGuide, an internet distributed streaming media guide that searches and aggregates media content on the web and facilitates access to its customers through Wi-Fi- enabled devices that support streaming video. The Company retransmits, “ingests”, and distributes content.

Subscription revenue is derived from online sales through search engine optimization (SEO), search engine marketing (SEM), various marketing and advertising services, the utilization of resellers in the form of publishers that promote upcoming retail promotions and packages, as well as direct sales to subscribers. All remaining Rabbit TV and Rabbit TV Plus customers were migrated to the Select TV service in 2020. Currently, 100% of new sales are being met by the Select TV, and includes free access to the Select TV Mobile app, for Android and iOS devices.

Subscription revenue is recognized ratably on a straight-line basis over the duration of the subscription period, generally ranging from one month to five years. If the subscriber renews early, then the expiration date is extended by the renewal period, and the additional subscription fee is deferred and amortized over the additional months purchased by the subscriber. All subscription fees are collected at the time of purchase.

Beginning in fiscal year ended June 30 2020, in conjunction with the release of the Company’s new product, ‘Cord Cutting Kit” the Company started recognizing significant contracts with customers from product sales requiring performance up to delivery, as well as contracts with customers that contain a subscription portion that causes revenue to be allocated. Shipping and handling activities are performed before the customer obtains control of the goods and therefore represent a fulfillment activity rather than a promised service to the customer. Revenue and costs of sales are recognized when control of the products transfers to our customer, which generally occurs upon shipment from our facilities. For the Company’s physical product sales, the Company’s performance obligations are satisfied upon shipment.

Advertising and other revenue

The Company generates advertising revenue pursuant to arrangements with advertising affiliates and brokers. Under these arrangements, the Company provides the agencies and brokers the ability to sell advertising inventory on the Company’s service directly to advertisers. The Company reports this revenue net of amounts due to agencies and brokers because the Company is not the primary obligor under these arrangements nor does the Company set the pricing or establish or maintain the relationship with the advertisers.

The following table presents the Company’s revenue on a disaggregated basis:

	June 30,
	2021	2020
Subscriptions	$486,231	$307,302
Product Sales	207,730	297,198
Advertising and other revenues	3,643	2,307
Total	$692,604	$606,807

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. Cash and cash equivalents of the Company are exposed to credit risk, subject to federal deposit insurance, in the event of default by the financial institutions holding its cash and cash equivalents to the extent of amounts recorded on the balance sheet. The cash accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At June 30, 2021, the Company's cash balance did not exceed the FDIC insured limit.

For accounts receivable, the Company performs ongoing credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer, evaluation of their credit history, and review of the invoicing terms of the contract. Accounts receivables are reported net of an allowance for doubtful accounts when applicable. The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the accounts receivable balance at each reporting date. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. The Company recognized bad debt expense for the fiscal years ended June 30, 2021 and 2020 of $0 and $0, respectively. In addition, the balance of allowance for doubtful accounts at June 30, 2021 and 2020 of $245,240 and $245,240, respectively

Cost of Revenue

Cost of revenue consists primarily of hosting, product development, infrastructure costs and the salaries and benefits related to employees in software engineering, facilities-related expenses, and information technology associated with supporting those functions. Hosting costs consist of content streaming, maintaining our internet service and creating and serving advertisements through third-party ad servers. The Company makes payments to third-party ad servers in the period in which the advertising impressions are delivered or click-through actions occur, and accordingly records this as a cost of revenue in the related period. The Company incurs product development expenses primarily for improvements to the Company’s website, the apps, development of new advertising products and development and enhancement of the guide and streaming system. Product development costs are generally expensed as incurred. Certain website development and internal use software development costs may be capitalized when specific criteria are met. In such cases, the capitalized amounts are amortized to cost of revenue over the useful life of the related application once the application is placed in service.

Sales and Marketing

Sales and marketing consist primarily of contracts with third-party operators as well as employee-related costs, including, and commissions related to employees in sales, sales support and marketing departments. In addition, sales and marketing expenses include external sales and marketing expenses such as third-party marketing, branding, advertising, public relations expenses, commissions, facilities-related expenses, and infrastructure costs.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 — assets and liabilities whose significant value drivers are unobservable.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) attributable to all classes of common stockholders of the Company by the weighted average number of shares of all classes of common stock outstanding during the applicable period. Diluted earnings (loss) per share is determined in the same manner as basic earnings (loss) per share, except that the number of shares is increased to include restricted stock still subject to risk of forfeiture and to assume exercise of potentially dilutive stock options using the treasury stock method, unless the effect of such increase would be anti-dilutive.

The following table provides the number of common stock equivalents not included in diluted income per share, because the effects are anti-dilutive, for the years ended June 30, 2021 and 2020, respectively.

	June 30,
	2021	2020
Convertible debt and liabilities	8,423,968	4,926,000
Options	1,792,176	-
Warrants	24,328,463	24,731,447
Total	34,544,607	29,658,047

Stock Based Compensation

Stock based compensation issued is measured at the date of grant based on the estimated fair value of the award, net of estimated forfeitures. The grant date fair value of a stock-based award is recognized as an expense over the requisite service period of the award on a straight-line basis. The Company will recognize compensation expense, measured as the fair value of the stock-based compensation on grant date, when a performance condition is considered probable of occurring. For purposes of determining the variables used in the calculation of stock-based compensation issued to employees, the Company performs an analysis of current market data and historical data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, the Company uses these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of warrants granted any fluctuations in these calculations could have a material effect on the results presented in our Statements of Operations. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In June 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-13, Financial Instruments – Credit Losses (Topic326): Measurement of Credit Losses on Financial Instruments, that changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances, credit quality indicators and past due securities. The standard was effective for the Company beginning July 1, 2020, including interim periods within those annual periods, The Company adopted this standard and determined there is no impact or material adjustments.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) ("ASU 2019-12"): Simplifying the Accounting for Income Taxes. The new standard eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. For public business entities, it is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the potential impact of this standard on our financial statements.

In June 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the potential impact of this standard on our financial statements.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements on fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date.

The amendments were adopted by the Company for the fiscal year beginning after July 1, 2020. Early adoption is permitted, including adoption in an interim period. The Company evaluated ASU 2018-13 and its impact on its financial statements and determined ASU 2018-13 had no impact on the Company financial statements.

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that the Company adopts as of the specified effective date. The Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

Note 3 – Inventory

Inventory consisted of the following:

	June 30,
	2021	2020
Raw Materials	$-	$-
Work in Progress	-	-
Finished Goods	28,685	18,706
Ending Inventory	$28,685	$18,706

Inventory consists of finished goods purchased for resale and is stated at the lower of cost (first in, first out method) or net realizable value. The Company did not recognize any inventory obsolescence for the fiscal years ended June 30, 2021 and 2020, respectively.

Note 4 – Property and Equipment

Property and equipment consisted of the following:

	June 30,
	2021	2020
Property and equipment	$133,750	$57,360
Less accumulated depreciation	(59,631)	(39,830)
Property and equipment, net	$74,119	$17,530

Depreciation expense was $19,801 and $6,171 for the fiscal years ended June 30, 2021 and 2020, respectively, and is classified in general and administrative expenses in the Statements of Operations.

Note 5 – Intangible Assets

Intangible assets as of June 30, 2021 and 2020 consists of the following:

	June 30,
	2021	2020
Internal Use Software	$869,407	$105,000
Less accumulated amortization	(55,041)	(20,425)
Net carrying value	$814,366	$84,575

During the years ended June 30, 2021 and 2020, the Company recorded total amortization expense of $34,616 and $20,425, respectively. As of June 30, 2021 and 2020, the Company recognized approximately $764,000, and $105,000, respectively, in current year additions. The additions for the fiscal years ended 2021 are have not yet been placed in service as they are still in development phase. During the fiscal years ended June 30, 2021 and 2020, the Company recorded an impairment associated with the software of $0 and $0, respectively.

As of June 30, 2021, the Company has a future amortization expense on internal use software of approximately:

Future Amortization
2022	$34,904
2023	15,055
2024	-
Thereafter	-

Note 6 – Deferred Offering Costs

As of June 30, 2021, the Company had deferred offering costs of approximately $233,000 related to the Company’s pending equity raise and filing of Form S-1 with the Securities and Exchange Commission. The Company decided to remove those offering costs as they were over one year old and related to a previous offering that the Company has not completed. Therefore, the Company recorded an approximately $233,000 in general and administrative expense during the year ended June 30, 2021. All future costs incurred will in accordance with ASC 340-10-S25 will be deferred and will be netted against proceeds of the equity raise or expensed if no raise in completed.

Note 7 – Debt

Convertible Notes Payable – Related Parties

In June 2016, the Chief Executive Officer of the Company (“CEO”), William Mobley loaned the Company $111,000, at an interest rate of 12% per annum. The loan originally matured on December 31, 2017, however effective June 30, 2021, the Company amended the original promissory note with William Mobley and combined all previous principal and interest under one new note, that matures June 30, 2024. As of June 30, 2021 and June 30, 2020, accrued interest charges related to this loan were $0, and $26,529, respectively. During the years ended June 30, 2021 and 2020, the Company did not pay any interest or principal towards this loan. The note is convertible into shares of common stock at a conversion price of $0.25 per share. In accordance with ASC 470, the embedded beneficial conversion is recognized separately and was measured at its intrinsic value (see Note 11). As of June 30, 2021 and June 30, 2020, the outstanding principal and interest due to William Mobley was $82,509, and $76,511, respectively.

Notes Payable – Related Parties

Between July 2018 and April 2018, a related party, a Company owned by CEO, William Mobley, Public Wire (see Note 11), loaned the Company $66,380 as of June 30, 2021 and June 30, 2020, at an interest rate of 12% per annum. The notes representing the loan originally matured on dates ranging from April 1, 2019 to January 1, 2020. Effective June 30, 2021, the Company amended the original promissory note with Public Wire and combined principal and interest from the previous notes under one new loan. In addition, the Company extended the maturity date to June 30, 2024. As of June 30, 2021 and June 30, 2020, accrued interest related to this loan was $0 and $14,793, respectively. During the years ended June 30, 2021 and 2020, the Company paid interest related to this loan in total of $0 and $1,500, respectively. As of year-end June 30, 2021 and June 30, 2020, the outstanding principal and interest due to Public Wire was $89,139, and $81,173, respectively.

During 2018, a related party, Marjorie Lieberman, mother to the CEO, William Mobley (see Note 11), loaned the Company $25,000, at an interest rate of 10% per annum. The loan matured on April 1, 2019. On June 30, 2020 due to conditions and assumption of the power of attorney (“POA”), by William Mobley, CEO, the Company extinguished $5,534 towards the outstanding balance of the loan. In addition, as of June 30, 2020, the Company had accrued approximately $479 in interest, which was reduced to zero based on the settlement amount and the Company recognized as a gain on extinguishment of debt, of $6,013.

Revolving Convertible Notes Payable – Related Parties

On July 1, 2018, the Company signed a revolving convertible note agreement with Nextelligence; the majority shareholder (see Note 12), for an amount up to $1,000,000; with any borrowings on this loan being at the complete discretion of the Company. For the years ended June 30, 2021 and 2020, the Company in various instalments borrowed $858,000 and $230,000, respectively, in additional proceeds from this loan. Additionally, as of June 30, 2021 and 2020, the non-cash additions related to expenses paid by Nextelligence on behalf of the Company are $15,713 and $10,258, respectively. For the years ended June 30, 2021 and 2020, the Company repaid $0 and $52,684, in loan principal, respectively. The loan accrues interest at a rate of 12% per annum. Effective June 30, 2021, the loan was extended to mature June 30, 2024 and increased the borrowing limit from $1M to $2.5M, as stated in the revolving convertible note. As of June 30, 2021 and June 30, 2020, accrued interest was $0 and $47,820, respectively, related to this loan. In addition, as of June 30, 2021 and June 30, 2020, the outstanding principal and interest due is $1,431,895 and $486,244, respectively.

Nextelligence can choose to have all outstanding principal and interest converted into equity securities at a conversion price of $0.25 of the per share price paid. For the year-ended June 30, 2021 and June 30, 2020, the Company has recognized a beneficial conversion feature related to this note of $873,713 and $230,000, respectively, In which $141,784 and $467,489 of that amount was amortized as interest expense during the year-ended June 30, 2021 and June 30, 2020, respectively.

Notes Payable

On September 15, 2016, the Company entered into an agreement with U.S. Premium Finance to provide financing in an aggregate amount of $1,967,450 for the insurance premium associated with both D&O and Workers Compensation policies. Both policies commenced September 15, 2016, and provided coverage for the next 36 months, expiring September 15, 2019. The loan bears interest at a floating rate per annum equal to the greater of either (i) 4.99% or (ii) 4.99% plus the Wall Street Journal Prime Rate. During the year ended June 30, 2019 and 2018, the interest rate on the loan was 4.99%. The Company was required to pay monthly principal and interest of approximately $58,957, paid over 36 months, with the final payment on October 15, 2019.

The U.S. Premium Finance agreement dated September 15, 2016 was secured against all rights, title, and interest associated with the D&O and Workers Compensation policies. As part of the legal costs associated with obtaining premium financing, on September 19, 2016 the Company agreed to pay a loan origination fee in the amount of $98,250. The loan origination fee was recorded as a debt discount and amortized over the life on the policy, maturing September 2019. As of June 30, 2021 and June 30, 2020, prepaid loan origination fees were $0 and $0, respectively, and is netted against the note on the Balance Sheet.

On April 18, 2017, the Company entered into an additional agreement with U.S. Premium Finance. The Company received $568,935 in net proceeds from them premium financing agreement. The loan bears interest at a floating rate per annum equal to the greater of either (i) 4.99% or (ii) 4.99% plus the Wall Street Journal Prime Rate. During the year ended June 30, 2019 and 2018, the interest rate on the loan was 4.99%. The Company was required to pay monthly principal and interest of approximately $29,705, paid over 20 months, with the final payment on December 15, 2018.

The U.S. Premium Finance agreement dated April 18, 2017 was secured against all rights, title, and interest associated with the general liability insurance policy. As part of the legal costs associated with obtaining premium financing, on April 18, 2017 the Company incurred and capitalized a loan origination fee in the amount of $28,348. The loan origination fee was amortized over the life of the policy, maturing December 2018. As of June 30, 2021 and June 30, 2020, there were no prepaid loan origination fees; as the amount was fully amortized.

On November 13, 2019, the Company settled the outstanding liability with U.S. Premium Finance, in which the Company agreed to pay $1,000,000 in various Installments, with the last payment due on December 5, 2022. During the year- ended June 30, 2020, the Company, in accordance with the agreement, reduced the principal on the balance sheet and recognized a $774,009 gain on forgiveness of debt. In adherence to the conditions of the agreement, the Company paid $275,000 towards the outstanding balance of the loan as of June 30, 2020. In addition, as of November 13, 2019, the Company had accrued approximately $162,350 in interest, which was reduced to zero based on the settlement amount and the Company recognized as a gain on forgiveness of debt, of $162,350. As of June 30, 2021 and June 30, 2020, outstanding premium liability due within one year to U.S. Premium Finance was $25,000 and $50,000, respectively. In addition, the total balance due as of June 30, 2021 and 2020 was $675,000 and $725,000, respectively.

On October 22, 2019, the Company entered into a promissory note with William H, Valdes for the amount of $250,000. The note earns interest at 6% per annum. Effective, June 30, 2021, the Company combined all previous principal and interest related to this loan and extend the maturity date to June 30, 2024 as per the amended and restated agreement. As of June 30, 2021 and June 30, 2020, accrued interest charges related to this loan was $0 and $10,356, respectively. During the year ended June 30, 2021 and June 30, 2020, the Company did not pay any interest towards this loan. As of June 30, 2021 and June 30, 2020, the outstanding principal and interest due to William H. Valdes was $275,356, and $260,356, respectively.

Paycheck Protection Program

On April 30, 2020, the Company entered into a loan agreement with Seacoast National Bank for a loan of $89,900 pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act. This loan is evidenced by a promissory note dated April 30, 2020 and matures two years from the disbursement date. This loan bears interest at a rate of 1.00% per annum, with the first six months of interest deferred. Principal and interest are payable monthly commencing seven months after the disbursement date and may be prepaid by the Company at any time prior to maturity with no prepayment penalties. This loan contains customary events of default relating to, among other things, payment defaults or breaches of the terms of the loan. Upon the occurrence of an event of default, the lender may require immediate repayment of all amounts outstanding under the note. The principal and interest of the loan are repayable in 18 monthly equal installments of $5,059 each. Interest accrued in the first six months is included in the monthly installments. Installments must be paid on the 1st day of each month. As of June 30, 2021, the Company has repaid a total of $0 on this loan. As of June 30, 2021 and June 30, 2020, the outstanding principal and interest on the loan was $90,950 and $90,050, respectively.

Under the terms of the PPP, up to the entire amount of principal and accrued interest may be forgiven to the extent loan proceeds are used for qualifying expenses as described in the CARES Act and applicable implementing guidance issued by the U.S. Small Business Administration under the PPP. The Company used the entire loan amount as designated qualifying expenses and applied on April 30, 2021 for forgiveness in accordance with the terms of the CARES Act. Subsequent to year end, on July 16, 2021 the Company received notice of full forgiveness of the loan, see subsequent events (see Note 13) for further details.

Note 8 – Stockholders’ Equity

Preferred Stock

No shares of preferred stock are currently outstanding. The Board of Directors may designate the authorized but unissued shares of the Preferred Stock with such rights and privileges as the board of directors may determine. As such, our board of directors may issue 5,000,000 preferred shares and designate the conversion, voting and other rights and preferences without notice to our shareholders and without shareholder approval.

Common Stock

Each holder of common stock is entitled to vote on all matters and is entitled to one vote for each share held. No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of new or additional issue of shares of stock of any class, or of securities convertible into share of stock or any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by the way of dividend.

As of June 30, 2021, and 2020, the Company authorized to issue 200,000,000 common shares at a par value of $0.0001 per share.

As of June 30, 2021 and 2020, the Company had shares of common stock outstanding of 34,873,376 and 33,751,626, respectively.

During the year ended June 30, 2021, the Company issued 1,121,750 shares of common stock pursuant to a private placement for $3,949,000 in proceeds, 852,750 of those shares were issued at a purchase price of $4 per share for an aggregate of $3,411,000 in proceeds and the remaining 269,000 shares were issued at a purchase price of $2 per share for an aggregate of $538,000 in proceeds.

During the year ended June 30, 2020, the Company issued 2,260,000 shares of common stock pursuant to a private placement for $3,760,000 in proceeds, 500,000 of those shares were issued at a purchase price of $4 per share for an aggregate of $2,000,000 in proceeds and the remaining 1,760,000 shares were issued at a purchase price of $1 per share for an aggregate of $1,760,000 in proceeds, in addition, those shares carry three-year warrants with the option to purchase additional shares at a strike price of $1.75.

Stock Warrants

Following is a summary of outstanding stock warrants at June 30, 2021:

	Number of Shares	Weighted Average Price	Weighted Average Remaining Life (years)	Intrinsic Value
Warrants as of June 30, 2019	22,739,572	$0.43	3.5	$11,493,300
Issued	2,040,000	1.75	2.2	-
Expired and forfeited	(27,500)	-	-	-
Exercised	-	-	-	-
Warrants as of June 30, 2020
	24,752,072	$0.54	2.5	$11,493,300
Issued	310,391	2.73	1.9	$43,848
Expired and forfeited	(734,000)	1.75	-	-
Exercised	-	-	-	-
Warrants outstanding and exercisable as of June 30, 2021	24,328,463	$0.53	1.6	$36,100,866

Exercise Price ($)	Warrants outstanding as of June 30, 2021	Warrants outstanding as of June 30, 2020
$0.25	19,000,000	19,000,000
$0.60	1,350,000	1,350,000
$1.75	3,843,463	4,402,072
$2.00	135,000	-
	24,328,463	24,752,072

For the year ended June 30, 2021, the Company issued 135,000 warrants, to purchase common stock as part of the private placement memorandum to non-employees. In addition, the Company issued 175,391 warrants for the year ended June 30, 2021, to purchase common stock as partial payment for services rendered.

For the year ended June 30, 2020, the Company issued 1,760,000 warrants to purchase common stock as part of the private placement memorandum to non-employees. In addition, the Company issued 280,000 warrants for the year ended June 30, 2020, to purchase common stock as partial payment for services rendered.

The Black-Scholes option-pricing model includes the following weighted average assumptions for warrants awarded:

	Years Ended June 30,
Assumptions:	2021	2020
Risk-free interest rate	.11%	1.35-1.41%
Expected dividend yield	0%	0%
Expected volatility	52.0%	52.0%
Expected life (in years)	2	3-1

For the year ended June 30, 2021 and 2020, the Company recognized $647,652 and $27,670 in stock-based compensation expense related to those warrants issued for services rendered to employees during the years ended 2021 and 2020, respectively.

Stock Based Compensation

(Stock Options)

Effective June 25, 2021, the Board of Directors of FreeCast Inc. adopted the 2021 Equity Incentive Plan, (the “Incentive Plan”). The plan provides for both incentive stock option and non -qualified stock options to officers, directors, employees, and consultants of the company. To that effect, the Company issued and granted 1,792,176 options to purchase the Company’s common stock at a $2 exercise price, all options expire on June 25, 2031.

Following is a summary of outstanding stock options at June 30, 2021:

	Number of Shares	Weighted Average Price	Weighted Average Remaining Life (years)	Intrinsic Value
Options as of June 30, 2020	-	-	-	-
Issued	1,792,176	$2.00	10.0	$-
Expired and forfeited	-	-	-	-
Exercised	-	-	-	-
Options outstanding and exercisable of June 30, 2021	1,792,176	$2.00	10.0	$-

The following is the vesting terms associated with those shares:

Tranche	Shares Granted	Vesting Method	Vesting Terms
Tranche 1	1,757,928	Graded Vesting	1/6th vests on July 1, 2021, remainder vests over the next 18th months using the graded vesting method, with the options being fully vested as of January 1st 2023.
Tranche 2	10,512	Straight-line	1/24th will vest on a straight-line monthly basis and fully vesting on July 1st, 2023.
Tranche 3	23,736	Graded Vesting	1/6th vests on grant date, remainder vests over the next 30 months using the graded vesting method, with the shares being fully vested as of January 1st 2024.
Total	1,792,176

The Black-Scholes option-pricing model includes the following weighted average assumptions to determine the grant share-based awards:

	Years Ended June 30,
	2021	2020
Assumptions:
Risk-free interest rate	.28%	N/A	%
Expected dividend yield	0%	N/A	%
Expected volatility	52.0%	N/A	%
Expected life (in years)	5.75-6.25	N/A

During the year ended June 30, 2021 and 2020, the Company recognized $274,985 and $0 in stock-based compensation expense related to those options issued for services rendered to employees during the years ended 2021 and 2020, respectively.

As of June 30, 2021 there was $1,414,997 respectively in unrecognized stock-based compensation related to unvested restricted stock agreements, net of estimated forfeitures.

Beneficial Conversion Feature

The Company has embedded conversion features that it accounts for under ASC 470 and is recognized separately at its intrinsic value. Intrinsic value is calculated as the difference between the conversion price and the fair value of the common stock multiplied by the proceeds allocated to the convertible instrument, the amount of the discount assigned to the beneficial conversion feature shall be limited to the amount of the proceeds allocated to the convertible instrument.

During the year ended June 30, 2021, the Company recorded $906,890 of beneficial conversion features related to loans and accounts payable and accrued expenses that are convertible to shares of the Company’s common stock at a price less than the market price. In addition, during the year ended June 30, 2021, the Company recognized $141,784 as a debt discount and interest expense in conjunction with the amortization of the beneficial conversion feature.

During the year ended June 30, 2020, the Company recorded $284,671 of beneficial conversion features related to loans and accounts payable and accrued expenses that are convertible to shares of the Company’s common stock at a price less than the market price. In addition, during the year ended June 30, 2020, the Company recognized $459,302 as a debt discount and interest expense in conjunction with the amortization of the beneficial conversion feature.

Note 9 – Commitments and Contingencies

In October 2018, the Company entered into a two-year sublease agreement for approximately 3,360 square feet of office space in Orlando, Florida. As of June 30, 2020, the Company was on a month-to-month lease and had no future minimum lease payment under a cancellable lease.

In August 2020, the Company provided $117,336 in security deposit, and entered into a 39-month lease agreement which allowed the Company to expand its office space to 10,080 square feet; the lease matures October 31, 2023. As of June 30, 2021, the Company has 28 months remaining resulting in a future minimum lease payment under a non-cancellable lease of approximately $209,695.

Note 10 – Leases

Operating lease

On August 20, 2019, the Company entered into a 63-month lease agreement for an office copier that is expected to mature on October 20, 2024. As of June 30, 2021, the Company has a future minimum lease payment under a non-cancellable lease of approximately:

Future Minimum Lease Payments
2022	$1,680
2023	1,680
2024	1,680
2025	1,680
2026	140
Thereafter	-

The Company currently has two active leases, an office lease, as well as an office copier under non-cancellable operating leases with initial terms typically ranging from 1 to 3 years. At contract inception, the Company reviews the facts and circumstances of the arrangement to determine if the contract is or contains a lease. The Company follows the guidance in Topic 842 to evaluate whether the contract has an identified asset; if the Company has the right to obtain substantially all economic benefits from the asset; and if the Company has the right to direct use of the underlying asset. When determining if a contract has an identified asset, the Company considers both explicit and implicit assets, and whether the supplier has the right to substitute the asset. When determining if the Company has the right to direct the use of an underlying asset, the Company considers if they have the right to direct how and for what purpose the asset is used throughout the period of use and if they control the decision-making right over the asset.

The Company’s lease terms may include options to extend or terminate the lease. The Company exercises judgment to determine the term of those leases when extension or termination options are present and include such options in the calculation of the lease term when it is reasonably certain that it will exercise those options.

The Company has elected to include both lease and non-lease components in the determination of lease payments. Payments made to a lessor for items such as taxes, insurance, common area maintenance, or other costs commonly referred to as executory costs, are also included in lease payments if they are fixed. The fixed portion of these payments are included in the calculation of the lease liability, while any variable portion would be recognized as variable lease expenses, when incurred. Variable payments made to third parties for these, or similar costs, such as utilities, are not included in the calculation of lease payments.

At commencement, lease-related assets and liabilities are measured at the present value of future lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company exercises judgment in determining the incremental borrowing rate based on the information available at when the lease commences to measure the present value of future payments.

Operating lease expense is recognized on a straight-line basis over the lease term. Finance lease cost includes amortization, which is recognized on a straight-line basis over the expected life of the leased asset, and interest expense, which is recognized following an effective interest rate method.

Operating leases are included in other assets, current operating lease obligations, and operating lease obligations (less current portion) on the Company’s balance sheet. Finance leases are included in property, plant and equipment and current and long-term portion of finance lease obligations on the Company’s balance sheet. Short term leases with an initial term of 12 months or less are not presented on the balance sheet with expense recognized as incurred.

The following table presents lease assets and liabilities and their balance sheet classification:

Classification	June 30, 2021
Right-of-use Assets	$190,438
Current portion of operating lease obligations	64,818
Operating lease obligations, less current portion	126,485
Right-of-use Assets	$3,544
Current portion of operating lease obligations	1,192
Financing lease obligations, less current portion	3,404

The components of lease expense for the year ended June 30, 2021, are as follows:

Classification	June 30, 2021
Operating Leases:
Amortization of right-of-use assets	$34,566
Interest expense	924
Total	$35,490
Finance Leases:
Amortization of right-of-use assets	$1,680
Principal Payments	(1,286)
Interest expense	144
Total	$394

The weighted average lease term and discount rates are as follows:

June 30, 2021
Operating Leases:
Weighted average remaining lease term (months)	29
Weighted average discount rate	12%
Finance Leases:
Weighted average remaining lease term (months)	40
Weighted average discount rate	12%

Future payments due under leases reconciled to lease liabilities as follows:

	Finance Lease	Operating Lease
For the fiscal years ending June 30:
2022	$1,680	$88,036
2023	1,680	90,677
2024	1,680	30,981
2025	560	-
Thereafter	-	-
Total undiscounted lease payments	5,600	209,695
Present value discount, less interest	1,003	18,331
Lease Liability	$4,597	$191,363

Voting Trust Agreement

On October 15, 2012, the Company entered into a Voting Trust Agreement (“Voting Trust Agreement”) with Telebrands Corp. (“Telebrands”) and William A. Mobley, Jr. The Voting Trust Agreement appoints William A. Mobley, Jr. as the trustee of all the shares of our common stock that Telebrands owns at any time (the “Entrusted Shares”). Telebrands currently owns 4,000 shares of our common stock and warrants to purchase up to 4,000,000 shares of our common stock. Pursuant to the Voting Trust Agreement, Mr. Mobley is entitled to exercise all rights relating to the voting and disposition of the Entrusted Shares, provided, however, Mr. Mobley is not allowed to effect a disposition or permit registration of the Entrusted Shares with the Securities and Exchange Commission or any state securities administrators unless Nextelligence, Inc., which is majority owned and controlled by Mr. Mobley, simultaneously effects a disposition or permits registration of an identical proportion of our voting securities of the Company that Nextelligence holds on the same terms and conditions. In addition, William A. Mobley, Jr. may not permit a disposition or registration of any voting securities of the Company that Nextelligence holds unless he simultaneously effects a disposition or registration of an identical proportion of the Entrusted Shares on the same terms and conditions.

The term of such trust ends upon the earlier of, Mr. Mobley’s ceasing to be an affiliate of our Company, as defined in the Voting Trust Agreement, or the disposition of all of the Entrusted Shares.

We are obligated to indemnify Mr. Mobley against any liabilities, damages, claims, taxes, deficiencies, assessments, losses, penalties, interest, costs and expenses paid or incurred by him in connection with the Voting Trust Agreement, unless those paid or incurred are a result of the gross negligence, wilful misconduct or bad faith of Mr. Mobley.

Note 11 – Income Taxes

At June 30, 2021, the Company has approximately $17,982,980 of operating loss carryforwards for both federal and Florida state tax purposes that may be applied against future taxable income. Of the $18.0 million of net operating losses, $8.4 million will begin to expire in the year 2032 if not utilized prior to that date. The remaining amount of $9.6 million will not have an expiration date. There is no provision for income taxes because the Company has historically incurred operating losses and maintains a full valuation allowance against its net deferred tax assets. The valuation allowance increased by approximately $1,692,133 and $645,057 during the years 2021 and 2020, respectively. The deferred tax assets are approximately $5,464,000 and $3,772,000 at June 30, 2021 and 2020, respectively.

A reconciliation of the statutory U.S. Federal rate to the Company's effective tax rate is as follows:

	June 30,
	2021	2020
Federal income tax benefit at statutory rate	21.0%	21.0%
State income tax, net of federal benefits	4.5%	1.1%
Permanent items	(.01)%	(0.1)%
Change in valuation allowance	(25.49)%	(22.0)%
Provision from income taxes	-	-

The tax effect of temporary differences that gave rise to significant portion of the deferred tax assets / (liabilities) were as follows:

	June 30,
	2021	2020
Net Operating loss carryforwards - Federal	$3,776,426	$2,540,552
Net Operating loss carryforwards - State	781,360	525,652
Stock based compensation	989,467	762,637
Deferred Revenue	(215,540)	(183,580)
Accrued Liabilities	68,752	65,590
Depreciation and Amortization	9,384	6,865
Allowance for doubtful accounts	54,111	54,111
Valuation allowance	(5,463,960)	(3,771,827)
Net deferred tax assets	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company’s ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income to allow for the utilization of the deductible temporary difference carryforwards. At this time, based on current facts and circumstances, management believes that is not likely that the Company will realize the benefits for its deferred tax assets, and a valuation allowance has been recorded on the same.

The Company does not have any recorded unrecognized tax benefit for uncertain tax positions as of June 30, 2021 and 2020.

Note 12 – Related Parties

In June 2016, the Chief Executive Officer of the Company (“CEO”), William Mobley loaned the Company $111,000, at an interest rate of 12% per annum. The loan originally matured on December 31, 2017, however effective June 30, 2021, the Company amended the original promissory note with William Mobley and combined all previous principal and interest under one new note, that matures June 30, 2024. As of June 30, 2021 and June 30, 2020, accrued interest charges related to this loan were $0, and $26,529, respectively. During the years ended June 30, 2021 and 2020, the Company did not pay any interest or principal towards this loan. The note is convertible into shares of common stock at a conversion price of $0.25 per share. In accordance with ASC 470, the embedded beneficial conversion is recognized separately and was measured at its intrinsic value (see Note 7). As of June 30, 2021 and June 30, 2020, the outstanding principal and interest due to William Mobley was $82,509, and $76,511, respectively.

Between July 2018 and April 2018, a related party, a Company owned by CEO, William Mobley, Public Wire (see Note 7), loaned the Company $66,380 as of June 30, 2021 and June 30, 2020, at an interest rate of 12% per annum. The notes representing the loan originally matured on dates ranging from April 1, 2019 to January 1, 2020. Effective June 30, 2021, the Company amended the original promissory note with Public Wire and combined principal and interest from the previous notes under one new loan. In addition, the Company extended the maturity date to June 30, 2024. As of June 30, 2021 and June 30, 2020, accrued interest related to this loan was $0 and $14,793, respectively. During the years ended June 30, 2021 and 2020, the Company paid interest related to this loan in total of $0 and $1,500, respectively. As of year-end June 30, 2021 and June 30, 2020, the outstanding principal and interest due to Public Wire was $89,139, and $81,173, respectively.

During 2018, a related party, Marjorie Lieberman, mother to the CEO, William Mobley (see Note 7), loaned the Company $25,000, at an interest rate of 10% per annum. The loan matured on April 1, 2019. During the quarters ended June 30, 2021 and June 30, 2020, the Company paid interest related to this loan in total of $0 and $1,000, respectively. On June 30, 2020 due to conditions and assumption of the power of attorney (“POA”), by William Mobley, CEO, the Company extinguished $5,534 towards the outstanding balance of the loan. In addition, as of June 30, 2020, the Company had accrued approximately $479 in interest, which was reduced to zero based on the settlement amount and the Company recognized as a gain on extinguishment of debt, of $6,013.

On July 1, 2018, the Company signed a revolving convertible note agreement with Nextelligence; the majority shareholder (see Note 7), for an amount up to $1,000,000; with any borrowings on this loan being at the complete discretion of the Company. For the years ended June 30, 2021 and 2020, the Company in various installments borrowed $858,000 and $230,000, respectively, in additional proceeds from this loan. Additionally, as of June 30, 2021 and 2020, the non-cash additions related to expenses paid by Nextelligence on behalf of the Company are $15,713 and $10,258, respectively. For the years ended June 30, 2021 and 2020, the Company repaid $0 and $52,684, in loan principal, respectively. The loan accrues interest at a rate of 12% per annum. Effective June 30, 2021, the loan was extended to mature June 30, 2024 and increased the borrowing limit from $1M to $2.5M, as stated in the revolving convertible note. As of June 30, 2021 and June 30, 2020, accrued interest was $0 and $47,820, respectively, related to this loan. In addition, as of June 30, 2021 and June 30, 2020, the outstanding principal and interest due is $1,431,895 and $486,244, respectively.

Note 13 – Subsequent Events

The Company has completed an evaluation of all subsequent events, up through September 14, 2021, to ensure that this report includes appropriate disclosure of events both recognized in the June 30, 2021 and 2020 financial statements and events which have occurred but were not recognized in the financial statements. Except as described below, the Company has concluded that no subsequent event has occurred that requires disclosure.

In the period from July 1, 2021, through the date of issuance of these financial statements, pursuant to an Amended and Restated Private Placement Memorandum dated June 2021, the Company has entered into subscription agreements to issue 1,105,000 shares of common stock for $2,210,000 of which the Company has received $1,910,000.

On July 16, 2021, the Company received notice of full forgiveness of the loan, in which $89,900 in principal and $1,050 in interest was fully forgiven in accordance with the terms of the Paycheck Protection Program.

FreeCast, Inc.

               shares of common stock

PROSPECTUS

             , 2021

Through and including               , 2021 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or membership.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee.

SEC registration fee		$2,379.24

FINRA filing fee		$3,249.50

Nasdaq Capital Market listing fee		$5,000

Accounting fees and expenses*	$

Legal fees and expenses*	$

Printing and Engraving*	$

Transfer agent and registrar fees*	$

Miscellaneous*	$

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

Pursuant to Section 607.0850 of the Florida Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Articles of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Florida law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such case.

Item 15. Recent Sales of Unregistered Securities.

The information below lists all of the securities sold by us during the past three years which were not registered under the Securities Act:

During the period from July 1, 2021 through October 15, 2021, we sold an aggregate of 1,105,000 shares of our common stock to 23 accredited investors at a price of $2.00 per share for an aggregate purchase price of $2,210,000, of which we received $1,910,000. We paid aggregate broker commissions of $300,000 in connection with these sales. The offer, sale and issuance of the shares were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that they could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the certificate representing the shares issued in these transaction. Each of the recipients of securities in these transactions represented to us in connection with their purchase that they were an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

On June 30, 2021, we entered into a revolving convertible promissory note with Nextelligence for an amount up to $2,500,000; with any borrowings on this loan being at our complete discretion. Outstanding principal accrues interest at 12% per annum, and is due and payable on June 30, 2024. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our common stock at a conversion price of $0.25 per share. As of June 30, 2021, the outstanding principal due to Nextelligence was $1,431,895. The offer, sale and issuance of this convertible promissory note was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. Nextelligence took the convertible note for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On June 30, 2021, we entered into a convertible promissory note with William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman of our board of directors, for a loan in the principal amount of $82,509. Outstanding principal accrues interest at 12% per annum, and is due and payable on June 30, 2024. In lieu of repayment, at Mr. Mobley's option, all or part of the outstanding principal and accrued interest is convertible into shares of our common stock at a conversion price of $0.25 per share. The offer, sale and issuance of this convertible promissory note was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. William A. Mobley, Jr. took the convertible note for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On June 25, 2021, we granted options to purchase 1,792,176 shares of our common stock to 24 employees pursuant to our 2021 Incentive Award Plan, which was approved by our board of directors and became effective on the same date. The options were granted and issued in reliance upon the exemption from the registration provisions of the Securities Act set forth in Rule 701 in that the securities were granted and issued pursuant to a written compensatory benefit plan, and the amount of securities granted and issued in reliance upon this rule during the previous consecutive 12-month period does not exceed 15% of our outstanding shares of common stock.

During the fiscal year ended June 30, 2021, we sold an aggregate of 1,121,750 shares of our common stock for an aggregate purchase price of $3,949,000; 852,750 of the shares were sold at a purchase price of $4.00 per share for an aggregate purchase price of $3,411,000, and the remaining 269,000 shares were sold at a purchase price of $2.00 per share for an aggregate purchase price of $538,000. We also sold one investor warrants to purchase 135,000 shares of our common stock at an exercise price of $2.00 per share. The offer, sale and issuance of the shares and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that they could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the certificate representing the shares issued in these transactions. Each of the recipients of securities in these transactions represented to us in connection with their purchase that they were an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

During the fiscal year ended June 30, 2020, we sold an aggregate of 2,260,000 shares of common stock for an aggregate purchase price of $3,760,000; 500,000 of the shares were sold at a purchase price of $4.00 per share for an aggregate purchase price of $2,000,000, and the remaining 1,760,000 shares were sold at a purchase price of $1.00 per share for an aggregate purchase price of $1,760,000, in addition, those shares carry three-year warrants with the option to purchase additional shares of common stock at an exercise price per share of $1.75. We also issued 280,000 warrants to purchase common stock as partial payment for services rendered during the fiscal year ended June 30, 2021. The offer, sale and issuance of the shares and warrant were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that they could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the certificate representing the shares and agreement representing the warrants issued in these transactions. Each of the recipients of securities in these transactions represented to us in connection with their purchase that they were an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

We entered into one year employment agreement with Jonathan Morris, effective May 29, 2020. In conjunction with Mr. Morris entering into the employment agreement, we sold Mr. Morris, for $50.00, a warrant to purchase 100,000 shares of our common stock, exercisable at $1.75 per share. The warrant vests ratably over 12 months from the effective date of the employment agreement, and expires 36 months after the effective date. Mr. Morris also has the option to receive additional warrants in lieu of a pro-rated portion of his annual salary on a one warrant per $1 basis. Each such additional warrant will also have an exercise price of $1.75, vest immediately and expire 36 months from the date of issuance. The warrant and option to purchase additional warrants were offered and granted in reliance upon the exemption from the registration provisions of the Securities Act set forth in Rule 701 in that the securities were offered and sold pursuant to a written contract relating to compensation.

We entered into one year employment agreements with Larry Weeks and Roy Labrador, effective January 20, 2020, Tracy West, effective February 1, 2020 and Irwin Podhajser, effective February 17, 2020. In connection with execution of the employment agreements, and as part of their compensation package, we granted each of Mr. Weeks, Labrador and Podhajser warrants to purchase 60,000 shares of our common stock, at an exercise price of $1.75 per share. All of the warrants vested immediately upon issuance of the warrant agreements. For Mr. Labrador, the initial exercise period began June 20, 2020 and expired on June 20, 2021. For Mr. Weeks, the initial exercise period began June 20, 2020, and due to the fact that his employment terminated on March 12, 2021, his exercise period expired May 11, 2021. For Mr. Podhajser, the initial exercise period began July 17, 2020 and expired on July 17, 2021. None of the above warrants were exercised prior to expiration of its respective exercise period. We never issued a warrant agreement to Ms. West's for her warrants. However, on February 1, 2021, as part of her compensation package, we issued Ms. West a warrant agreement to purchase 175,391 shares of our common stock at an exercise price of $1.75 per share. All of the warrants vested immediately and are exercisable at any time up to and including 60 days following her termination of employment for any reason. The above warrants were granted and issued in reliance upon the exemption from the registration provisions of the Securities Act set forth in Rule 701 in that the securities were granted and issued pursuant to written contracts relating to compensation, and the amount of securities granted and issued in reliance upon this rule during the previous consecutive 12-month period does not exceed 15% of our outstanding shares of common stock.

During the period from July 2018 through December 2019, we sold an aggregate of 3,000,000 shares of our common stock and warrants to purchase 3,000,000 shares of our common stock, at an exercise price of $1.75 per share, to a total of 40 accredited investors at a price of $1.00 per share for an aggregate purchase price of $3,000,000. The offers, sales and issuances of such common stock and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that they could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions represented to us in connection with their purchase that they were an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

On January 23, 2019, we issued 153,072 shares of common stock and warrants to purchase 153,072 shares of our common stock, at an exercise price of $1.75 per share, to Broad Street Holdings, an accredited investor who had access to information concerning us and our business prospects and who took them for investment purposes without a view to distribution, pursuant to a promissory note conversion agreement for consideration equal to the principal amount of the loan of $153,072 and accrued and unpaid interest of $0. The offer, sale and issuance of the shares and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipient of our securities acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that it could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the securities issued in these transactions.

On March 24, 2019, we issued to Mel Arthur Enterprises, LLC as payment for consulting services provided in connection with TV Infomercial production, web, call center and media of our consumer retail product, warrants to purchase 250,000 shares of our common stock at an exercise price of $1.75 per share. The offer, sale and issuance of the warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipient of our securities acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that he was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the securities issued in these transactions.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
3.1*	Amended and Restated Articles of Incorporation of the Registrant
3.2*	Amended and Restated Bylaws of the Registrant
4.1*	Form of Common Stock Certificate
4.2*	Form of Warrant
4.3*	Warrant issued to Telebrands Corp., dated October 15, 2012
4.4*	Warrant issued to Telebrands Corp., dated October 15, 2012
4.5*	Warrant issued to Telebrands Corp., dated October 15, 2012
4.6*	Warrant issued to Telebrands Corp., dated October 15, 2012
4.7*	Warrant issued to Telebrands Corp., dated October 15, 2012
4.8*	Amended and Restated Revolving Convertible Promissory Note made by FreeCast, Inc. in favor of Nextelligence, Inc. dated July 2, 2018
4.9*	Warrant issued to Christopher M. Savine dated May 3, 2016
4.10*	Warrant issued to Christopher M. Savine dated May 8, 2017
4.11*	Warrant issued to William A. Mobley, Jr. dated October 19, 2012
4.12*	Warrant issued to William A. Mobley, Jr. dated October 19, 2012
4.13*	Warrant issued to William A. Mobley, Jr. dated December 31, 2012
4.14*	Warrant issued to William A. Mobley, Jr. dated December 31, 2012
4.15*	Convertible Promissory Note made by FreeCast, Inc. in favor of William A. Mobley, Jr., dated December 31, 2016
4.16*	Form of Representative Warrant
4.17**	Revolving Convertible Promissory Note made by FreeCast, Inc. in favor of Nextelligence, Inc., dated June 30, 2021
4.18**	Convertible Promissory Note made by FreeCast, Inc. in favor of William A. Mobley, Jr., dated June 30, 2021
5.1**	Opinion of Bahnsen Legal Group, PLLC regarding legality
9.1*	Voting Trust Agreement by and among William A. Mobley, Jr., FreeCast, Inc. and Telebrands Corp. dated October 15, 2012
10.1**	Lease Agreement between FreeCast, Inc. and Anson Logistics Assets LLC, dated February 19, 2021
10.2*	Promissory Note Conversion Agreement between FreeCast, Inc. and Broad Street Holdings, dated January 23, 2019
10.3*	Amended and Restated Technology License and Development Agreement between Nextelligence, Inc. and FreeCast, Inc., dated October 19, 2012
10.4*	Amendment to Amended and Restated Technology License and Development Agreement, dated July 1, 2013
10.5*#	Employment Agreement between FreeCast, Inc. and William A. Mobley, Jr., dated July 1, 2013
10.6*#	First Amendment to Employment Agreement between FreeCast, Inc. and William A. Mobley, Jr., dated July 1, 2014
10.7*#	Second Amendment to Employment Agreement between FreeCast, Inc. and William A. Mobley, Jr., dated July 1, 2019
10.8*#	Employment Agreement between FreeCast, Inc. and Christopher M. Savine, effective April 28, 2017
10.9**	Promissory Note made by FreeCast, Inc. in favor of William Haldon Valdes, dated June 30, 2021
10.10*	Loan Agreement between FreeCast, Inc. and Public Wire, LLC, dated March 31, 2018
10.11*	Satisfaction and General Release Agreement between FreeCast, Inc. and Robert Schwartz, dated January 23, 2019
10.12*	Stipulation for Settlement with Judgement Upon Default with U.S. Premium Finance, dated November 13, 2019
10.13*#	Employment Agreement between FreeCast, Inc. and Roy Labrador, effective January 20, 2020
10.14*#	Employment Agreement between FreeCast, Inc. and Larry Weeks, effective January 20, 2020
10.15*#	Employment Agreement between FreeCast, Inc. and Tracy West, effective February 1, 2020
10.16*	Licensed Data Agreement between FreeCast, Inc. and Gracenote, effective March 25, 2019
10.17*	Reelgood Data Provider Agreement between FreeCast, Inc. and MyFlikList, Inc., effective February 1, 2019
10.18*	Loan Agreement between FreeCast, Inc. and Public Wire, LLC, dated December 31, 2018
10.19*#	Employment Agreement between FreeCast, Inc. and Irwin Podhajser, effective February 17, 2020
10.20*#	Employment Agreement between FreeCast, Inc. and Jonathan Morris, effective May 29, 2020
10.21**	Promissory Note made by FreeCast, Inc. in favor of Public Wire, LLC, dated June 30, 2021
10.22(a)**#	FreeCast, Inc. 2021 Incentive Award Plan
10.22(b)**#	FreeCast Stock Option Grant Notice and Award Agreement
10.23**	Second Amended and Restated Technology License and Development Agreement between Nextelligence, Inc. and FreeCast, Inc., dated July 31, 2014
23.1**	Consent of Sadler, Gibb & Associates, LLC
23.2**	Consent of Bahnsen Legal Group, PLLC (included in Exhibit 5.1)
24.1*	Power of Attorney

* ** *** #	Previously filed Filed herewith To be filed with next amendment Denotes management compensation plan or contract.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, Florida, on November 1, 2021.

FREECAST, INC.

By:	/s/ William A. Mobley, Jr.
Name: William A. Mobley, Jr.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Mobley, Jr.	Chief Executive Officer and Chairman of the Board of Directors	November 1, 2021
William A. Mobley, Jr.	(principal executive officer)

/s/ Jonathan Morris	Chief Financial Officer and Director	November 1, 2021
Jonathan Morris	(principal accounting and financial officer)

*	Director	November 1, 2021
David Gust

*By:	/s/ William A. Mobley, Jr.
William A. Mobley, Jr., Attorney-in-Fact